    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1998

                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                --------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                --------------

         U.S. BANCORP                 DELAWARE                  41-0255900
        USB CAPITAL II                DELAWARE                  APPLIED FOR
        USB CAPITAL III               DELAWARE                  APPLIED FOR
        USB CAPITAL IV                DELAWARE                  APPLIED FOR
         USB CAPITAL V                DELAWARE                  APPLIED FOR
        (EXACT NAME OF
           REGISTRANT
        AS SPECIFIED IN     (STATE OR OTHER JURISDICTION     (I.R.S. EMPLOYER
          ITS CHARTER)    OF INCORPORATION OR ORGANIZATION) IDENTIFICATION NO.)

                                                 LEE R. MITAU, ESQ.
        601 SECOND AVENUE SOUTH                601 SECOND AVENUE SOUTH
   MINNEAPOLIS, MINNESOTA 55402-4302      MINNEAPOLIS, MINNESOTA 55402-4302
            (612) 973-1111                         (612) 973-1111
   (ADDRESS, INCLUDING ZIP CODE, AND    (NAME, ADDRESS AND TELEPHONE NUMBER,
TELEPHONE NUMBER, INCLUDING AREA CODE,    INCLUDING AREA CODE, OF AGENT FOR
  OF REGISTRANT'S PRINCIPAL EXECUTIVE                 SERVICE)
               OFFICES)
                                    COPY TO:
        CHARLES F. SAWYER, ESQ.                JEFFREY D. BERMAN, ESQ.
         DORSEY & WHITNEY LLP                   DAVIS POLK & WARDWELL
        220 SOUTH SIXTH STREET                  450 LEXINGTON AVENUE
   MINNEAPOLIS, MINNESOTA 55402-4302            NEW YORK, N.Y. 10017

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the box. [_]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                           PROPOSED
                                            PROPOSED       MAXIMUM
 TITLE OF EACH CLASS OF       AMOUNT        MAXIMUM       AGGREGATE      AMOUNT OF
    SECURITIES TO BE          TO BE      OFFERING PRICE    OFFERING     REGISTRATION
       REGISTERED           REGISTERED    PER UNIT(1)    PRICE(1)(2)        FEE
------------------------------------------------------------------------------------
 Senior Notes,
  Subordinated Notes and
  Junior Subordinated
  Debentures
  (collectively, "Debt
  Securities") of U.S.
  Bancorp(3)(4),
  Preferred Stock(5),
  Depositary Shares,
  Debt Warrants(4)(6),
  Capital Securities of
  USB Capital II, III,
  IV and V (severally
  "Capital Securities")
  and Guarantees of
  Capital Securities of
  USB Capital II, III,
  IV and V by U.S.
  Bancorp(7) (the
  "Guarantees" together
  with the Debt
  Securities, Preferred
  Stock, Depositary
  Shares, Debt Warrants
  and Capital Securities
  (the "Securities"))...    $1,000,000        100%      $1,000,000(3)     $295(8)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                              (footnotes continued on next page)

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies. Securities registered hereby may be sold separately or together with other securities registered hereby.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).
(3) In the case of Debt Securities issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price of the amount set forth above or, in the case of Debt Securities denominated in a currency other than U.S. dollars or in a composite currency, such U.S. dollar amount as shall result from converting the aggregate public offering price of such Debt Securities in U.S. dollars at the spot exchange rate in effect on the date such Debt Securities are initially offered to the public.
(4) The Debt Securities to be offered hereunder or Debt Securities purchasable upon exercise of Warrants to purchase Debt Securities offered hereunder will consist of one or more series of Senior Notes or Subordinated Notes, or both, as more fully described herein.
(5) Such indeterminate number of shares of Preferred Stock, as may be issued from time to time at indeterminate prices.
(6) Debt Warrants will represent rights to purchase Debt Securities registered hereby. Because the Debt Warrants will provide a right only to purchase the Debt Securities offered hereunder, no additional registration fee is required.
(7) In addition to the Capital Securities Guarantees and the Senior Subordinated Debentures, U.S. Bancorp is also registering under this certain other back-up obligations of U.S. Bancorp. Such back-up obligations include its obligations under the Capital Securities Indenture (as defined) and under the Amended and Restated Trust Agreement (as defined) of each of USB Capital II, III, IV and V (the "Trusts") pursuant to which U.S. Bancorp will agree, among other things, to pay all debts and obligations (other than with respect to the Trust Securities (as defined)) of the relevant Trust, and all costs or expenses of the relevant Trust, including all fees, expenses and taxes of such Trust. No separate consideration will be received by U.S. Bancorp for the Capital Securities Guarantees or such other back-up obligations. See "Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures and the Guarantees" in the form of Prospectus relating to the Capital Securities included herein.
(8) The amount of Securities being carried forward from Registration Statement No. 333-1455 pursuant to Rule 429 is $175 million, and U.S. Bancorp previously paid a filing fee with respect to such Securities of $60,344.73 (calculated at the rate in effect at the time such Registration Statement was filed).

  In addition, the amount of Securities being carried forward from Registration Statements Nos. 33-43407 and 333-12733 pursuant to Rule 429 is $1.3 billion, and U. S. Bancorp, Portland, Oregon ("Old USBC"), previously paid a filing fee with respect to such Securities of $468,287.55 (calculated at the rate in effect at the time such Registration Statement was filed). On August 1, 1997, First Bank System, Inc. acquired Old USBC and changed its name to U.S. Bancorp.

  Pursuant to Rule 429, the Prospectuses contained in this Registration Statement, which is a new registration statement, also constitute Post-Effective Amendment No. 1 to Registration Statements Nos. 333-1455 of U.S. Bancorp and 33-43407 and 333-12733 of Old USBC, (collectively, the "Prior Registration Statements"). The amount of Securities eligible to be sold under the Prior Registration Statements ($175 million and $1.3 billion, respectively, as of August 1, 1997) shall be carried forward to this Registration Statement. Such Post-Effective Amendment No. 1 shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933. The amount of the filing fee associated with such Securities that was previously paid with the Prior Registration Statements is $60,344.73 and $468,287.55, respectively.

                               EXPLANATORY NOTE

  This Registration Statement contains two forms of Prospectuses to be used in connection with offerings of the following securities: (1) debt securities (both senior and subordinated), debt warrants, preferred stock and depository shares of U.S. Bancorp, and (2) capital securities of USB Capital II, III, IV and V, severally, junior subordinated debentures of U.S. Bancorp and guarantees by U.S. Bancorp of capital securities issued severally by USB Capital II, III, IV and V. Each offering of securities made under this Registration Statement will be made pursuant to one of these Prospectuses, with the specifications of the securities offered thereby set forth in an accompanying Prospectus Supplement.

  The complete Prospectus for the offering of debt securities (both senior and subordinated), debt warrants, preferred stock and depositary shares of U.S. Bancorp follow immediately after this Explanatory Note, which is then immediately followed by the complete Prospectus for the offering of the capital securities of USB Capital II, III, IV and V, severally, the junior subordinated debentures of U.S. Bancorp and the guarantees by U.S. Bancorp of the capital securities issued severally by USB Capital II, III, IV and V.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED JANUARY 29, 1998

PROSPECTUS

                                  $

                                  U.S. BANCORP

      DEBT SECURITIES, PREFERRED STOCK,DEPOSITARY SHARES AND DEBT WARRANTS

                                  -----------

  U.S. Bancorp ("USB" or the "Company") may offer from time to time in one or more series (i) its unsecured debt securities, which may be senior (the "Senior Notes") or subordinated (the "Subordinated Notes," and together with the Senior Notes (the "Debt Securities"); (ii) shares of its preferred stock (the "Preferred Stock"); (iii) depositary shares (the "Depositary Shares") representing fractional shares of Preferred Stock and evidenced by depositary receipts; or (iv) warrants to purchase Debt Securities (the "Debt Warrants"),
in an aggregate principal amount not to exceed $      , or its equivalent
(based on the applicable exchange rate at the time of the offering) in such foreign currency or units of two or more foreign currencies (each, a "Currency"), as may be designated by the Company at the time of the offering, on terms to be determined at the time of sale. The Debt Securities, Preferred Stock, Depositary Shares and Debt Warrants (collectively, the "Securities") will be offered for sale directly to purchasers or through dealers, underwriters or agents to be designated. The Securities will be offered to the public at prices and on terms determined at the time of offering. The Securities may be sold for U.S. dollars or other Currencies and any amounts payable by the Company in respect of the Securities may likewise be payable in U.S. dollars or other Currencies.

  The specific terms with respect to a series or issue of Securities such as
(i) the terms of any Debt Securities offered, including, where applicable, their title, ranking, aggregate principal amount, maturity, rate of interest (or method of calculation) and time of payment thereof, any redemption or repayment terms, any restrictive covenants, the Currency or Currencies in which such Debt Securities will be denominated or payable, any index, formula or other method pursuant to which principal, premium, if any, or interest, if any, may be determined, any conversion or exchange provisions, and other specific terms not described in this Prospectus; (ii) the terms of any Preferred Stock offered, including, where applicable, the specific designation, number of shares, dividend rate (or method of calculation) and time of payment thereof, liquidation preference, any redemption or repayment terms, any conversion or exchange provisions, any voting rights, and other specific terms not described in this Prospectus; (iii) the terms of any Depositary Shares offered which are not described in this Prospectus, including the fraction of a share of Preferred Stock represented by each such Depositary Share; and (iv) the initial public offering price and the net proceeds to the Company and other specific terms related to the offered Securities, will be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

  The Senior Notes, when issued, will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Notes, when issued, will be subordinated as described herein under "Description of Debt Securities--Subordination of Subordinated Notes."

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR  DISAP-
  PROVED BY  THE SECURITIES  AND EXCHANGE  COMMIS-
   SION OR  ANY STATE  SECURITIES COMMISSION  NOR
    HAS THE COMMISSION  OR ANY STATE  SECURITIES
     COMMISSION PASSED  UPON  THE  ACCURACY  OR
      ADEQUACY OF THIS PROSPECTUS. ANY  REPRE-
       SENTATION TO THE CONTRARY IS A  CRIMI-
        NAL OFFENSE.

                                  -----------

  The Securities may be sold to or through underwriters, dealers or agents for public offering or directly to other purchasers pursuant to the terms of the offering fixed at the time of sale. See "Plan of Distribution." Any underwriters, dealers or agents participating in an offering of Securities will be named in the accompanying Prospectus Supplement or Prospectus Supplements. Such underwriters, dealers or agents may be deemed "underwriters" within the meaning of the Securities Act of 1933.

                                  -----------

                 THE DATE OF THIS PROSPECTUS IS         , 1998.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF PENALTY BIDS IN CONNECTION WITH THE OFFERING OF THE SECURITIES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at Seven World Trade Center, 13th floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains report, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the web site is http://www.sec.gov. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents of the Company which have been filed with the Commission are hereby incorporated by reference in this Prospectus:

    (a) Annual Report on Form 10-K for the year ended December 31, 1996;

    (b) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

    (c) two Current Reports on Form 8-K filed on March 20, 1997, and the Current Reports on Form 8-K filed June 24, 1997, August 1, 1997, October 1, 1997, October 17, 1997, December 15, 1997 and January 16, 1998.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than certain exhibits to such documents for which the

Company may impose a copying charge. Requests for such copies should be directed to U.S. Bancorp, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, Attention: Investor Relations Department, telephone number (612) 973-2263.

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$" or "dollars").

                               ----------------

  Notice to North Carolina purchasers: the Commissioner of Insurance of the State of North Carolina has not approved or disapproved this offering nor has the Commissioner passed upon the accuracy or adequacy of this prospectus.

                               ----------------

                                 U.S. BANCORP

  On August 1, 1997, First Bank System, Inc. ("FBS") acquired U. S. Bancorp, a regional multi-state bank holding company with its headquarters in Portland, Oregon, creating the fourteenth largest banking organization in the United States based on assets that serves nearly four million households and 475,000 businesses. In this transaction, which was accounted for as a pooling-of-interests, FBS changed its name to U.S. Bancorp ("USB" or the "Company").

  USB is a regional multi-state bank holding company, registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), with its headquarters in Minneapolis, Minnesota. USB primarily serves the Midwestern, Rocky Mountain and Northwestern states. USB operates five banks and eleven trust companies with offices in seventeen contiguous states from Illinois to Washington. USB also has various other subsidiaries engaged in financial services. At December 31, 1997, USB and its consolidated subsidiaries had consolidated assets of $71 billion, consolidated deposits of $49 billion, and shareholders' equity of $6 billion.

  The banking subsidiaries of USB are engaged in general retail and commercial banking business. These subsidiaries provide a wide variety of services to individuals, businesses, industry, institutional organizations, governmental entities and other financial institutions. Depository services include checking and savings accounts and certificates of deposit and other time deposits. Additional services include commercial lending, financing of import/export trade, foreign exchange and retail and institutional brokerage services. Treasury management and receivable lockbox collection are provided for corporate customers. The banking and trust company subsidiaries of USB also provide a full range of fiduciary products and services to individuals, estates, foundations, business corporations and charitable organizations. Other subsidiaries of USB provide financial services related to banking, including lease financing, discount brokerage, investment advisory services and insurance agency and credit life insurance services.

  On December 15, 1997, USB and Piper Jaffray Companies Inc. ("Piper Jaffray") announced that they had entered into a definitive agreement whereby USB will acquire Piper Jaffray for $730 million. The transaction will be accounted for as a purchase, is subject to shareholder and regulatory approvals, and is expected to close in the second quarter of 1998.

  USB was incorporated under Delaware law in 1929 and has functioned as a multi-bank holding company since that time. Its principal executive offices are located at 601 Second Avenue South, Minneapolis, Minnesota 55402-4302 (telephone (612) 973-1111). For further information concerning USB, see the USB documents incorporated by reference herein as described under "Incorporation of Certain Documents by Reference."

                                USE OF PROCEEDS

  The net proceeds from the sale of the Securities will be used for general corporate purposes, including repayment of outstanding indebtedness of the Company, investments in, or extension of credit to, the Company's subsidiaries and possible acquisitions. Specific allocations of the proceeds to such purposes may not have been made at the date of the applicable Prospectus Supplement, although management of the Company will have determined that funds should be obtained at that time in anticipation of future funding requirements. The precise amount and timing of the application of such proceeds will depend upon the funding requirements of the Company and the availability and cost of other funds. Pending such application, such net proceeds may be temporarily invested or applied to the reduction of short-term indebtedness.

     RATIOS OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

  The following table sets forth the ratios of earnings to fixed charges and to combined fixed charges and preferred stock dividends of the Company for the respective periods indicated.

                         YEAR ENDED DECEMBER 31,          NINE MONTHS ENDED
                         ------------------------ ----------------------------------
                         1992 1993 1994 1995 1996 SEPTEMBER 30, 1997
                         ---- ---- ---- ---- ---- ------------------
Ratio of Earnings to
 Fixed Charges:
  Excluding interest on
   deposits............. 2.72 3.89 2.64 2.95 3.60        2.51
  Including interest on
   deposits............. 1.40 1.70 1.53 1.66 1.89        1.55
Ratio of Earnings to
 Combined Fixed Charges
 and Preferred Stock
 Dividends:
  Excluding interest on
   deposits............. 2.41 3.32 2.47 2.83 3.46        2.45
  Including interest on
   deposits............. 1.36 1.63 1.50 1.64 1.86        1.54

  For purposes of computing the ratio of earnings to fixed charges, earnings represent income before income taxes and cumulative effect of changes in accounting principles and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, include interest (other than on deposits but including capitalized interest) and the portion deemed representative of the interest factor of rents. Fixed charges, including interest on deposits, include all interest (including capitalized interest) and the portion deemed representative of the interest factor of rents. For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends, the calculation is the same as the ratio of earnings to fixed charges, except that fixed charges include the amount of pretax earnings which would be required to cover preferred stock dividend requirements.

                        DESCRIPTION OF DEBT SECURITIES

  The Senior Notes will be issued under an Indenture dated as of October 1, 1991 (the "Senior Note Indenture") between the Company and Citibank, N.A., as Trustee (the "Senior Note Trustee"), and the Subordinated Notes will be issued under an Indenture dated as of October 1, 1991, as amended by a First Supplemental Indenture dated as of April 1, 1993 (as so amended, the "Subordinated Note Indenture" and, together with the Senior Note Indenture, the "Indentures") between the Company and Citibank, N.A., as Trustee (the "Subordinated Note Trustee"). Copies of the Indentures have been filed or incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part. The following brief summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Indenture. Certain terms capitalized and not otherwise defined herein are defined in one or both of the Indentures.

  The Debt Securities may be issued from time to time in one or more series. The terms of each series of Debt Securities will be established by or pursuant to a resolution of the Board of Directors of the Company (a "Board Resolution") and set forth or determined in the manner provided in an Officers' Certificate or by a supplemental indenture. The particular terms of the Debt Securities offered pursuant to any Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements.

  Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Debt Securities offered hereby, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Any capital loans by the Company to any of the Banks would be subordinate in right of payment to deposits and to certain other indebtedness of such Banks. Claims on the subsidiaries by creditors other than the Company may include long-term and medium-term debt and substantial obligations with respect to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings.

GENERAL

  The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder nor the amount of other debt which may be issued by the Company. The Debt Securities will be unsecured obligations of the Company and those issued under the Senior Note Indenture will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company, while those issued under the Subordinated Note Indenture will be subordinated as hereinafter described under "Subordination of Subordinated Notes."

  Unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, the Debt Securities of any series will be issued only in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. (Section 302) Debt Securities may be issuable in the form of one or more Global Securities, as described below under "Global Securities." A Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding Debt Securities of the series represented by such Global Security. The Debt Securities (other than those issued in the form of a Global Security) are exchangeable or transferable without charge therefor, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and require the holders to furnish appropriate endorsements and transfer documents. (Section 305)

  Debt Securities may be issued as Original Issue Discount Debt Securities to be sold at a substantial discount below their principal amount. Special Federal income tax and other considerations applicable thereto and special Federal tax and other considerations applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars will be described in the Prospectus Supplement or Prospectus Supplements relating thereto.

  Unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, principal of and any premium and interest on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the principal corporate trust office of the applicable Trustee. In addition, unless otherwise provided in the applicable Prospectus Supplement or Prospectus Supplements, payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the Security Register. (Sections 301, 305, 1001 and
1002)

  The applicable Prospectus Supplement or Prospectus Supplements will describe the terms of the Debt Securities offered thereby, including the following: (1) the title of the offered Debt Securities; (2) whether the offered Debt Securities are Senior Notes or Subordinated Notes; (3) any limit on the aggregate principal amount of the offered Debt Securities; (4) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the offered Debt Securities will be issued; (5) the date or dates on which the offered Debt Securities will mature and any rights of extension; (6) the rate or rates, if any (which may be fixed or variable), per annum at which the offered Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date from which any such interest will accrue; (7) the dates on which any such interest on the offered Debt Securities will be payable and the regular record dates therefor; (8) any mandatory or optional sinking fund or analogous provisions;
(9) the period or periods, if any, within which and the price or prices at which the offered Debt Securities may be redeemed, pursuant to any redemption provisions, at the option of the Company or of the holder thereof and other detailed terms of any such optional redemption provision; (10) the currency or currency units, including European Currency Units ("ECUs") or other composite currencies, for the payment of principal of and any premium and interest payable on the offered Debt Securities, if other than United States dollars;
(11) the place or places where the principal of and any premium and interest on the offered Debt Securities will be payable; (12) any other event or events of default applicable with respect to the offered Debt Securities in addition to or in lieu of those described under "Events of Default"; (13) the denominations in which any offered Debt Securities will be issuable, if other than denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000; (14) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary for such Global Security or Securities and the circumstances under which any such Global Security may be exchanged for Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee; and (15) any other terms of the offered Debt Securities not inconsistent with the provisions of the Indenture.

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary identified in the applicable Prospectus Supplement or Prospectus Supplements. Unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, Global Securities will be issued in registered form. (Section 305) The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement or Prospectus Supplements.

SUBORDINATION OF SUBORDINATED NOTES

  The payment of the principal of and interest on the Subordinated Notes will, to the extent set forth in the Subordinated Note Indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company. (Section 1301) In certain events of insolvency, the payment of the principal of and interest on the Subordinated Notes will, to the extent set forth in the Subordinated Note Indenture, also be effectively subordinated in right of payment to the prior payment in full of all General Obligations. No payment pursuant to the Subordinated Notes may be made and no Holder of the Subordinated Notes shall be entitled to demand or receive any such payment unless all amounts of principal of, premium, if any, and interest then due on all Senior Indebtedness of the Company shall have been paid in full or duly provided for and, at the time of such payment or immediately after giving effect thereto, there shall not exist with respect to any such Senior Indebtedness any event of default permitting the holders thereof to accelerate the maturity thereof or any event which, with notice or lapse of time or both, would become such an event of default. (Section 1302) Upon any payment or distribution of the assets of the Company in connection with dissolution, winding-up, liquidation or reorganization, the holders of Senior Indebtedness of the Company will be entitled to receive payment in full of principal, premium, if any, and interest in accordance with the terms of such Senior Indebtedness before any payment is made on the Subordinated Notes. (Section
1303) If upon any such payment or distribution of assets to creditors, there remains, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amount of cash, property or securities available for payment or distribution in respect of Subordinated Notes (as defined in the Subordinated Note Indenture, "Excess Proceeds") and if, at such time, any creditors in respect of General Obligations have not received payment in full of all amounts due or to become due on or in respect of such General Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such General Obligations before any payment or distribution may be made in respect of the Subordinated Notes. (Section 1314)

  "Senior Indebtedness" of the Company is defined in the Subordinated Note Indenture to mean the principal of, premium, if any, and interest on (1) all indebtedness of the Company for money borrowed, whether outstanding on the date of execution of the Subordinated Note Indenture or thereafter created, assumed or incurred (including, without limitation, any Senior Notes issued pursuant to the Senior Note Indenture), except (a) such indebtedness as is by its terms expressly stated to rank junior in the right of payment to the Subordinated Notes or to rank pari passu with the Subordinated Notes and (b) the Company's Subordinated Floating Rate Notes Due November 2010, and (2) any deferrals, renewals or extensions of any such Senior Indebtedness. "General Obligations" of the Company are defined in the Subordinated Note Indenture to mean all obligations of the Company to make payment on account of claims of general creditors, other than (1) obligations on account of Senior Indebtedness and (2) obligations on account of the Subordinated Notes and indebtedness of the Company for money borrowed ranking pari passu with or subordinate to the Subordinated Notes; provided, however, that if the Board of Governors of the Federal Reserve System (or other competent regulatory agency or authority) shall promulgate any rule or issue any interpretation defining or describing the term "general creditor" or "general creditors" for purposes of its criteria for the inclusion of subordinated debt of a bank holding company in capital, the term "General Obligations" shall mean obligations to "general creditors" as defined or described in such rule or interpretation, as from time to time in effect, other than obligations described in clauses (1) and
(2) above. The term "claim" as used in the foregoing definition has the meaning assigned thereto in Section 101(5) of the Bankruptcy Code of 1978, as amended to April 1, 1993. The term "indebtedness of the Company for money borrowed" is defined to mean any obligation of, or any obligation guaranteed by, the Company for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. (Section 101)

  By reason of the subordination described above, in the event of the bankruptcy, insolvency or reorganization of the Company, holders of Senior Indebtedness of the Company may receive more, ratably, and Holders of the Subordinated Notes may receive less, ratably, than creditors of the Company who are not holders of Senior Indebtedness or of the Subordinated Notes. Such subordination will not prevent the occurrence of any Event of Default in respect of the Subordinated Notes. Unless otherwise specified in the applicable Prospectus Supplement or Prospectus Supplements, the Subordinated
Note Indenture does not provide for any right of acceleration of the payment of principal of the Subordinated Notes upon a default in the payment of principal or interest or in the performance of any covenant or agreement in the Subordinated Notes or the Subordinated Note Indenture. See "Events of Default" below.

  The subordination provisions of the Subordinated Note Indenture described herein are provided for the benefit of the holders of Senior Indebtedness and are not intended for the benefit of creditors in respect of General Obligations. The Company and the Subordinated Note Trustee may amend the Subordinated Note Indenture to reduce or eliminate the rights of creditors in respect of General Obligations without the consent of such creditors or the Holders of the Subordinated Notes. Upon (1) the promulgation of any rule or regulation or the issuance of any interpretation by the Board of Governors of the Federal Reserve System (or other competent regulatory agency or authority) that (a) permits the Company to include the Subordinated Notes in its capital if they were subordinated in right of payment to Senior Indebtedness without regard to any other obligations of the Company, (b) otherwise eliminates the requirement that subordinated debt of a bank holding company must be subordinated in right of payment to its "general creditors" in order to be included in capital or (c) causes the Subordinated Notes to be excluded from capital notwithstanding the subordination provisions described above, or (2) any event that results in the Company no longer being subject to capital requirements of bank regulatory authorities, the provisions of the Subordinated Note Indenture providing for subordination of the Subordinated Notes in favor of creditors in respect of General Obligations shall immediately and automatically be terminated without further action by the Company or the Subordinated Note Trustee. (Section 1315)

RESTRICTIVE COVENANTS

  Subject to the provisions described under "Consolidation, Merger and Sale of Assets," the Senior Note Indenture prohibits the issuance, sale or other disposition of shares of or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of a Principal Subsidiary Bank, the merger or consolidation of a Principal Subsidiary Bank with or into any other corporation or the sale or other disposition of all or substantially all of the assets of a Principal Subsidiary Bank if, after giving effect to any such transaction and the issuance of the maximum number of shares of Voting Stock issuable upon the conversion or exercise of all such convertible securities, options, warrants or rights, the Company would own, directly or indirectly, 80% or less of the shares of Voting Stock of such Principal Subsidiary Bank or the successor bank in such merger or consolidation or the bank which acquires such assets, as the case may be. (Section 1007)

  In the Senior Note Indenture the Company covenants that it will not create, assume, incur or suffer to exist any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of a Principal Subsidiary Bank owned by the Company, directly or indirectly, without making effective provision whereby the Senior Notes of all series shall be equally and ratably secured, if, treating such pledge, encumbrance or lien as a transfer to the secured party, and after giving effect to the issuance of the maximum number of shares of Voting Stock issuable upon conversion or exercise of such convertible securities, options, warrants or rights, the Company would own, directly or indirectly, 80% or less of the shares of Voting Stock of such Principal Subsidiary Bank. (Section
1008)

  The term "Principal Subsidiary Bank" is defined in the Indentures as First Bank National Association ("FBNA") and any successor. Immediately following FBS's acquisition of USB, USB reorganized FBNA and changed its name to U.S. Bank National Association.

  Except as may be otherwise specified in the applicable Prospectus Supplement, the Subordinated Note Indenture does not contain either of the restrictive covenants set forth above with respect to the Senior Note Indenture nor does it contain any other provision which restricts the Company from incurring or becoming liable with respect to any Senior Indebtedness or any General Obligations, whether secured or unsecured, or from paying dividends or making other distributions on its capital stock or purchasing or redeeming its capital stock or from creating any liens on its property for any purpose.

  Except as may be otherwise specified in the applicable Prospectus Supplement, neither Indenture contains covenants specifically designed to protect Holders in the event of a highly leveraged transaction involving the Company.

EVENTS OF DEFAULT

  The following events are defined in the Senior Note Indenture as "Events of Default" with respect to any series of Senior Notes, unless otherwise provided with respect to such series: (1) failure to pay any interest on any Senior Note of that series when due and payable, continued for 30 days; (2) failure to pay principal of or any premium on any Senior Note of that series when due and payable; (3) failure to deposit any sinking fund payment, when due, in respect of any Senior Note of that series; (4) failure to perform any other covenant of the Company in the Senior Note Indenture (other than a covenant included in the Senior Note Indenture solely for the benefit of a series of Senior Notes other than that series), continued for 60 days after written notice as provided in the Senior Note Indenture; (5) the occurrence of an event of default under any indenture or instrument under which the Company or a Principal Subsidiary Bank has or shall hereafter have outstanding indebtedness for borrowed money in excess of $5,000,000 which has become due and payable by its terms and has not been paid or whose maturity has been accelerated and such payment default has not been cured or such acceleration has not been annulled within 60 days after written notice as provided in the Senior Note Indenture; (6) certain events in bankruptcy, insolvency or reorganization involving the Company or a Principal Subsidiary Bank; and (7) any other Event of Default provided with respect to Senior Notes of that series. The only events defined in the Subordinated Note Indenture as "Events of Default" with respect to any series of Subordinated Notes, unless otherwise provided with respect to such series, are (1) certain events in bankruptcy, insolvency or reorganization involving the Company; (2) certain events involving the receivership, conservatorship or liquidation of a Principal Subsidiary Bank; and (3) any other Event of Default provided with respect to Subordinated Notes of that series. (Section 501)

  If an Event of Default with respect to any series of Debt Securities Outstanding under either Indenture occurs and is continuing, then either the applicable Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the applicable Indenture may declare the principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Debt Securities, such lesser portion of the principal amount of such Debt Securities as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the applicable Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

  Each Indenture provides that, subject to the duty of the applicable Trustee during default to act with the required standard of care, such Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such Trustee reasonable indemnity. (Sections 601, 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of that series. (Section 512)

  The Company is required to furnish to each Trustee annually a statement as to the performance by the Company of certain of its obligations under the applicable Indenture and as to any default in such performance. (Section 704)

MODIFICATION AND WAIVER

  Modifications and amendments of the Indentures may be made by the Company and the applicable Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (2) reduce the principal amount of, or premium or interest on, any Debt Security, (3) change any obligation of the Company to pay additional amounts, (4) reduce the amount of principal of an Original Issue Discount Debt Security due and payable upon acceleration of the Maturity thereof, (5) change the place of payment where or coin or currency in which the principal of, or any premium or interest on, any Debt Security is payable,
(6) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (7) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults, (8) modify the provisions of the Subordinated Note Indenture with respect to the subordination of any Subordinated Notes in a manner adverse to the Holders thereof, or (9) modify any of the above provisions. (Section 902)

  The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the applicable Indenture. (Section 1009) The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all Debt Securities of that series, waive any past default under the applicable Indenture with respect to Debt Securities of that series, except a default (1) in the payment of principal of, or any premium or interest on, any Senior Notes, or (2) in respect of a covenant or provision of the applicable Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

  Each Indenture provides that, in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (1) the principal amount of an Original Issue Discount Debt Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof to such date, and (2) the principal amount of a Debt Security denominated in a foreign currency or currency unit that will be deemed to be Outstanding will be the United States dollar equivalent, determined as of the date of original issuance of such Debt Security, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Debt Security, the United States dollar equivalent, determined as of the date of original issuance of such Debt Security, of the amount determined as provided in (1) above). (Section 101)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company, without the consent of the Holders of any of the Outstanding Debt Securities under either Indenture, may consolidate or merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, provided that any successor Person assumes the Company's obligations on the Debt Securities and under such Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing under such Indenture and that certain other conditions are met. (Section 801)

REGARDING CITIBANK, N.A.

  The Company and certain of its subsidiaries maintain deposits with and conduct other banking transactions with Citibank, N.A. in the ordinary course of business.

                        DESCRIPTION OF PREFERRED STOCK

  The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of any series of the Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of the Preferred Stock. If so indicated in the Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The description of certain provisions of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Designations relating to each series of the Preferred Stock, as filed or incorporated by reference as an exhibit to the Registration Statement to which this Prospectus pertains.

GENERAL

  Pursuant to the Company's Restated Certificate of Incorporation, as amended, the Board of Directors of the Company has the authority, without further stockholder action, to issue from time to time a maximum of 10,000,000 shares of preferred stock ("Preferred Stock"), including shares issued or reserved for issuance, in one or more series and with such terms and at such times and for such consideration as the Board of Directors of the Company may determine. The authority of the Board of Directors of the Company includes the determination or fixing of the following with respect to shares of any series thereof: (i) the number of shares and designation or title thereof; (ii) rights as to dividends; (iii) whether and upon what terms the shares are to be redeemable; (iv) whether and upon what terms the shares shall have a purchase, retirement or sinking fund; (v) whether and upon what terms the shares are to be convertible; (vi) the voting rights, if any, which shall apply; (vii) restrictions, if any, on the issue or reissue of any additional Preferred Stock; (viii) the rights of the holders upon the dissolution, or upon the distribution of assets, of the Company; and (ix) any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series. At September 30, 1997, 6,000,000 shares of Preferred Stock were outstanding and an additional 4,000,000 shares were authorized and reserved for issuance. The Board of Directors has authorized the issuance from time to time, on such terms and subject to such conditions as may be approved by the Securities Committee thereof, of up to 6,000,000 additional shares of Preferred Stock in one or more series.

  As described under "Description of Depositary Shares," the Company may, at its option, elect to offer depositary shares ("Depositary Shares") evidenced by depositary receipts ("Depositary Receipts"), each representing a fractional interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Depositary (as defined below).

  Under interpretations adopted by the Federal Reserve Board, if the holders of any series of the Preferred Stock become entitled to vote for the election of directors because dividends on such series are in arrears as described under "Voting Rights" below, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over the Company) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 5% or more of such series, and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of such series.

  The Preferred Stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of the Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including (i) the title, stated value and liquidation preferences of such Preferred Stock and the number of shares offered; (ii) the initial public offering price at which such Preferred Stock will be issued; (iii) the dividend rate or rates (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (iv) any redemption or sinking fund provisions; (v) whether the Company has elected to offer Depositary Shares as described under "Description of Depositary Shares"; and (vi) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

  The Preferred Stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the Prospectus Supplement relating to a particular series of the Preferred Stock, each series of the Preferred Stock will rank on a parity in all respects with the outstanding shares of the Company's Preferred Stock described below and each other series of the Preferred Stock and will rank senior to the Company's Junior Preferred Stock described below. The Preferred Stock will have no preemptive rights to subscribe for any additional securities which may be issued by the Company. Unless otherwise specified in the applicable Prospectus Supplement, First Chicago Trust Company of New York will be the transfer agent and registrar for the Preferred Stock and any Depositary Shares.

DIVIDENDS

  The holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company or a duly authorized committee thereof, out of funds legally available therefor, cash dividends at such rates and on such dates as will be set forth in the Prospectus Supplement relating to such series. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be set forth in the Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock books of the Company on such record dates as will be fixed by the Board of Directors of the Company or a duly authorized committee thereof.

  Dividends on any series of the Preferred Stock will be cumulative as provided in, or except as otherwise specified in, the applicable Prospectus Supplement. No full dividends will be declared or paid or set apart for payment on any stock of the Company ranking, as to dividends, on a parity with or junior to the Preferred Stock for any period unless full dividends on the Preferred Stock of each series (including any accumulated dividends) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment. When dividends are not paid in full upon any series of Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Preferred Stock, all dividends declared or made upon Preferred Stock of each series and any other Preferred Stock ranking on a parity as to dividends with the Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on Preferred Stock of each series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on shares of each series of the Preferred Stock and such other Preferred Stock bear to each other. Except as provided in the preceding sentence, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or any other stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or any other stock of the Company ranking junior to or on a parity with the Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Company ranking junior to or on a parity with the Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation) unless, in each case, the full dividends on each series of the Preferred Stock shall have been paid or declared and set aside for payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on any series of the Preferred Stock which may be in arrears.

VOTING RIGHTS

  If, at the time of any annual meeting of shareholders for the election of directors, the amount of accrued but unpaid dividends on any preferred stock of the Company is equal to at least six quarterly dividends on such series of preferred stock of the Company, the number of the directors of the Company will be increased by two and the holders of all outstanding series of preferred stock of the Company (excluding the Series 1990A Preferred Stock described below under "Description of Outstanding Preferred Stock"), voting as a single class without regard to series, will be entitled to elect such additional two directors until all dividends in default on all preferred stock of the Company have been paid or declared and set apart for payment.

  The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of any series of the preferred stock of the Company, voting as a class, will be required for any amendment of the Company's Certificate of Incorporation (including any certificate of designation or any similar document relating to any series of preferred stock of the Company) which will adversely affect the powers, preferences, privileges or rights of such series of preferred stock. The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of any series of preferred stock of the Company, voting as a single class without regard to series, will be required to issue, authorize, or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to such series of preferred stock as to dividends or upon liquidation.

REDEMPTION

  A series of the Preferred Stock may be redeemable, in whole or in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series. Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued shares of Preferred Stock.

  The Prospectus Supplement relating to a series of the Preferred Stock which is subject to mandatory redemption will specify the number of shares of such series of the Preferred Stock which shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. The redemption price may be payable in cash or other property, as specified in the Prospectus Supplement relating to such series of the Preferred Stock. If the redemption price is payable only from the net proceeds of the issuance of capital stock of the Company, the terms of such series may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the applicable shares of such series of the Preferred Stock shall automatically and mandatorily be converted into shares of the applicable capital stock of the Company pursuant to conversion provisions specified in the Prospectus Supplement relating to such series of the Preferred Stock.

  If fewer than all of the outstanding shares of any series of the Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by the Board of Directors of the Company and such shares shall be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares).

  Notwithstanding the foregoing, if any dividends, including any accumulation, on Preferred Stock of any series are in arrears, no Preferred Stock of such series shall be redeemed unless all outstanding Preferred Stock of such series are simultaneously redeemed, and the Company shall not purchase or otherwise acquire any Preferred Stock of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series pursuant to a purchase or exchange offer provided such offer is made on the same terms to all holders of such series of the Preferred Stock.

  Notice of redemption shall be given by mailing the same to each record holder of the shares to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption thereof, to the respective addresses of such holders as the same shall appear on the stock books of the Company. Each such notice shall state (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If fewer than all shares of any series of the Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares to be redeemed from such holder.

  If notice of redemption has been given, from and after the redemption date for the shares of the series of the Preferred Stock called for redemption (unless default shall be made by the Company in providing money for the payment of the redemption price of the shares so called for redemption), dividends on the Preferred Stock so called for redemption shall cease to accrue and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive the redemption price) shall cease. Upon surrender in accordance with such notice of the certificates representing any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), the redemption price set forth above shall be paid out of funds provided by the Company. If fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

CONVERSION

  Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Stock will not be convertible into any other class or series of capital stock of the Company.

RIGHTS UPON LIQUIDATION

  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of each series of the Preferred Stock and any other stock ranking on a parity with such series of Preferred Stock upon liquidation will be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of the Common Stock or any other class or series of stock of the Company ranking junior to such series of the Preferred Stock upon liquidation, liquidation distributions in the amount set forth in the Prospectus Supplement relating to such series of the Preferred Stock plus an amount equal to the sum of all accrued and unpaid dividends (whether or not earned or declared) for the then current dividend period and, if such series of the Preferred Stock is cumulative, for all dividend periods prior thereto. Neither the sale of all or any part of the property and business of the Company, nor the merger or consolidation of the Company into or with any other corporation nor the merger or consolidation of any other corporation into or with the Company, shall be deemed to be a dissolution, liquidation or winding up. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to the holders of the Preferred Stock of any series and any other shares of stock of the Company ranking as to any such distribution on a parity with such series of the Preferred Stock shall be insufficient to pay in full all amounts to which such holders are entitled, no such distribution shall be made on account of any shares of any other series of the Preferred Stock or other securities of the Company ranking as to any such distribution on a parity with the Preferred Stock of such series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Preferred Stock of such series, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up. After payment of the full amount of the liquidation distribution to which they are entitled, the holders of such series of the Preferred Stock will have no right or claim to any of the remaining assets of the Company.

DESCRIPTION OF OUTSTANDING PREFERRED STOCK

  Series 1990A Preferred Stock. In connection with the sale by the Company of 12,600,000 shares of the Company's Common Stock and accompanying periodic stock purchase rights and risk event warrants in a private placement in July 1990, the Company may under certain circumstances be obligated to issue up to 12,750 shares of Series 1990A Preferred Stock. The shares of Series 1990A Preferred Stock would, if issued, provide for a liquidation preference of $100,000 per share. The dividend rate would be adjusted quarterly and would be determined at the time of issuance. If, at the time of any annual meeting of shareholders for the election of directors, the amount of accrued but unpaid dividends on the Series 1990A Preferred Stock were equal to at least six quarterly dividends on such series, then the number of directors of the Company would be increased by one and the holders of such Series, voting as a separate class, would be entitled to elect one additional director who would continue to serve the full term for which he or she would have been elected, notwithstanding the declaration or payment of any dividends on the Series 1990A Preferred Stock. Holders of Series 1990A Preferred Stock would not have any other voting rights, except as described under "Voting Rights" above.

                       DESCRIPTION OF DEPOSITARY SHARES

  The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement and Depositary Receipts relating to each series of the Preferred Stock, which has been filed or incorporated by reference as exhibits to the Registration Statement to which this Prospectus pertains.

GENERAL

  The Company may, at its option, elect to offer fractional interests in Preferred Stock, rather than full Preferred Stock. In the event such option is exercised, the Company will provide for the issuance by a Depositary to the public of Depositary Receipts evidencing Depositary Shares, each of which will represent a fractional interest (to be set forth in the Prospectus Supplement relating to a particular series of the Preferred Stock) in a share of a particular series of the Preferred Stock as described below.

  The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a Preferred Share underlying such Depositary Share, to all the rights and preferences of the Preferred Stock underlying such Depositary Share (including dividend, voting, redemption, conversion and liquidation rights).

  Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

WITHDRAWAL OF PREFERRED STOCK

  Upon surrender of the Depositary Receipts at the principal corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), the owner of the Depositary Shares evidenced thereby is entitled to delivery at such office, to or upon his order, of the number of shares of Preferred Stock and any money or other property represented by such Depositary Shares. Partial shares of Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Shares therefor. No assurance can be given that a market will exist for the withdrawn Preferred Stock.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock, less any taxes required to be withheld therefrom, to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the number of such Depositary Shares owned by such holders on the relevant record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

  In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

  The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the Preferred Stock shall be made available to holders of Depositary Shares.

REDEMPTION OF DEPOSITED PREFERRED STOCK

  If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption at the option of the Company, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Stock held by the Depositary. The Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever the Company redeems Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to the Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Company.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING OF DEPOSITED PREFERRED STOCK

  Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares relating to such Preferred Stock.

TAXATION

  Owners of Depositary Shares will be treated for federal income tax purposes as if they were owners of the Preferred Stock represented by such Depositary Shares and, accordingly, will be entitled to take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of such Preferred Stock. In addition, (i) no gain or loss will be recognized for federal income tax purposes upon the withdrawal of Preferred Stock in exchange for Depositary Shares as provided in the Deposit Agreement, (ii) the tax basis of each share of Preferred Stock to an exchanging owner of Depositary Shares will, upon such exchange, be the same as the aggregate tax basis of the Depositary Shares exchanged therefor, and (iii) the holding period for the Preferred Stock in the hands of an exchanging owner of Depositary Shares who held such Depositary Shares as a capital asset at the time of the exchange thereof for Preferred Stock will include the period during which such person owned such Depositary Shares.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

  The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding. A Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares relating thereto have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock of the relevant series in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of the related Depositary Shares.

CHARGES OF DEPOSITARY

  The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

  The Depositary will forward to the holders of Depositary Shares all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the Preferred Stock.

  Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

  The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                         DESCRIPTION OF DEBT WARRANTS

  The Company may issue, together with Debt Securities or separately, Warrants for the purchase of Debt Securities. The Debt Warrants are to be issued under Warrant Agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Debt Warrants being offered thereby. A copy of the form of Warrant Agreement, including the form of Warrant Certificates representing the Warrants (the "Warrant Certificates"), reflecting the alternative provisions to be included in the Warrant Agreements that will be entered into with respect to particular offerings of Warrants, has been filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The following brief summaries of certain provisions of the Warrant Agreement and the Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Warrant Agreement and Warrant Certificates, respectively, including the definitions therein of certain terms capitalized and not otherwise defined herein.

GENERAL

  The applicable Prospectus Supplement or Prospectus Supplements will describe the terms of the Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the Warrant Certificates representing such Debt Warrants, including the following: (1) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants and the procedures and conditions relating to the exercise of such Debt Warrants; (2) the designation and terms of any related Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt (3) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (4) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (5) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (6) if the Debt Securities purchasable upon exercise of such Debt Warrants are Original Issue Discount Debt Securities, a discussion of Federal income tax considerations applicable thereto; and (7) whether the Warrant Certificates representing such Debt Warrants will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

  Warrant Certificates will be exchangeable for new Warrant Certificates of different authorized denominations and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement or Prospectus Supplements. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of, and any premium or interest on, such Debt Securities.

EXERCISE OF DEBT WARRANTS

  Each Debt Warrant will entitle the Holder to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement or Prospectus Supplements. Debt Warrants may be exercised during the period or periods set forth in the applicable Prospectus Supplement or Prospectus Supplements. After the close of business on the Expiration Date, unexercised Debt Warrants will become void.

  Debt Warrants may be exercised as set forth in the applicable Prospectus Supplement or Prospectus Supplements. Upon receipt of payment of the exercise price and the properly completed and duly executed purchase form set forth in the Warrant Certificate at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement or Prospectus Supplements, the Company will, as soon as practicable, forward the Debt Securities purchasable upon such exercise to the period entitled thereto. If less than all of the Warrants represented by such Warrant Certificates are exercised, a new Warrant Certificate will be issued for the remaining amount of Debt Warrants.

                            FOREIGN CURRENCY RISKS

GENERAL

  The Securities of a series may be denominated in and the principal of, and any interest or premium on, such Securities may be payable in such foreign currencies or currency units as may be designated by the Company at the time of offering (the "Foreign Currency Securities"). A description of material risks relating to a particular series of Foreign Currency Securities will be set forth in the applicable Prospectus Supplement or Prospectus Supplements.

EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in Foreign Currency Securities entails significant risks that are not associated with a similar investment in a security denominated in United States dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the United States dollar and the currency or currency unit designated in the applicable Prospectus Supplement (the "Specified Currency") and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on economic and political events over which the Company has no control. In recent years, rates of exchange between the United States dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Security. Depreciation of the Specified Currency applicable to a Foreign Currency Security against the United States dollar would result in a decrease in the United States dollar-equivalent yield of such Security (or the Debt Security purchasable upon exercise of any Debt Warrant), in the United States dollar-equivalent value of the principal repayable at maturity of such Security (or the Security purchasable upon exercise of such Debt Warrant) and, generally, in the United States dollar-equivalent market value of such Security.

  Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to a Foreign Currency Security's maturity (or the maturity of the Debt Security issuable upon exercise of a Debt Warrant). Even if there are no exchange controls, it is possible that the Specified

Currency for any particular Foreign Currency Security would not be available at such Debt Security's maturity (or the maturity of the Debt Security issuable upon exercise of a Debt Warrant) due to other circumstances beyond the control of the Company.

JUDGMENTS

  If an action based on Foreign Currency Securities were commenced in a court of the United States, it is likely that such court would grant judgment relating to such Securities only in United States dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into United States dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. Under current New York law, a state court in the State of New York rendering a judgment on a Foreign Currency Security would be required to render such judgment in the Specified Currency in which such Foreign Currency Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. Holders of Foreign Currency Securities would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time the applicable Trustee converts United States dollars to the Specified Currency for payment of the judgment.

LIMITED FACILITIES FOR CONVERSION

  Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks generally do not offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, payments on Foreign Currency Securities will, unless otherwise specified in the applicable Prospectus Supplement or Prospectus Supplements, be made from an account with a bank located in the country issuing the Specified Currency (or, with respect to Foreign Currency Securities denominated in ECUs, Brussels).

                             PLAN OF DISTRIBUTION

  The Company may sell the Securities to one or more underwriters for public offering and sale by them or may sell the Securities to investors directly or through agents. The applicable Prospectus Supplement or Prospectus Supplements will set forth the terms of the offering of the Securities, including the name or names of any agents, underwriters or dealers, the purchase price of the Securities and the proceeds to be received by the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or reallowed or paid to dealers or agents. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents may be changed from time to time.

  In connection with the sale of the Securities, underwriters or agents may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

  Underwriters, dealers and agents participating in the distribution of Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Such underwriters, dealers and agents may be entitled under agreements which may be entered into by the Company to indemnification by the Company against and contribution toward certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  The Securities may be distributed in one or more transactions from time to time at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so indicated in the applicable Prospectus Supplement or Prospectus Supplements, the Company will authorize dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the applicable Prospectus Supplement or Prospectus Supplements pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement or Prospectus Supplements. There may be limitations on the minimum amount which may be purchased pursuant to Contracts or on the aggregate amount of Securities which may be sold pursuant to Contracts. Any such limitations will be set forth in the applicable Prospectus Supplement or Prospectus Supplements. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. The obligations of any purchaser under any Contract will not be subject to any conditions except (1) the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (2) if Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by Contracts.

  The Securities will be a new issue of securities with no established trading market. Any underwriters or agents to or through whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters and agents will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Securities.

  In connection with the offering of the Securities, the Underwriters may engage in transactions that stablize, maintain or otherwise affect the price of the Securities during and after the offering. Specifically, the Underwriters may over-allot or otherwise create a short position in the Securities for their own account by selling more Securities than have been sold to them by the Company. The Underwriters may elect to cover any such short position by purchasing Securities in the open market. In addition, the Underwriters may stabilize or maintain the price of the Securities by bidding for or purchasing Securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Securities to the extent that it discourages resales thereof. No representation is made as to the magnitude or effect of any stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

  Certain of the underwriters, dealers and/or agents and their associates may be customers of, engage in transactions with and perform services for the Company, including its subsidiaries, in the ordinary course of business.

                                    EXPERTS

  The consolidated financial statements of FBS included in its Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The supplemental consolidated financial statements of Old USBC at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in USB's Current Report on Form 8-K dated September 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference, which is based in part on the reports of Deloitte & Touche LLP and Coopers & Lybrand L.L.P., independent auditors. The supplemental consolidated financial statements referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

  The financial statements of Old USBC (prior to its combination with FBS as of August 1, 1997), incorporated by reference in this prospectus through the incorporation by reference of the Current Report on Form 8-K dated September 30, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The consolidated statements of income, shareholders' equity and cash flows of West One Bancorp and subsidiaries for the year ended December 31, 1994, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                            VALIDITY OF SECURITIES

  The validity of the Securities will be passed upon for the Company by Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402 and for any underwriters or agents by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. Davis Polk & Wardwell will rely as to all matters governed by Minnesota law on the opinions of Dorsey & Whitney LLP and Lee R. Mitau, Esq., General Counsel of the Company, and Dorsey & Whitney LLP will rely as to all matters governed by New York law on the opinion of Davis Polk & Wardwell. Dorsey & Whitney LLP and certain of its members are indebted to and have other banking and trust relationships with certain banking subsidiaries of the Company.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT OR PRO-SPECTUS SUPPLEMENTS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDER-WRITER OR AGENT. THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT OR PROSPECTUS SUPPLEMENTS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY AND THEREBY IN ANY JURIS-DICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURIS-DICTION. THE DELIVERY OF THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLE-MENT OR PROSPECTUS SUPPLEMENTS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                               ----------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information.....................................................   2
Incorporation of Certain Documents by Reference...........................   2
U.S. Bancorp..............................................................   3
Use of Proceeds...........................................................   4
Ratios of Earnings to Fixed Charges and to Combined Fixed Charges and
 Preferred Stock Dividends................................................   4
Description of Debt Securities............................................   4
Description of Preferred Stock............................................  10
Description of Depositary Shares..........................................  14
Description of Debt Warrants..............................................  17
Foreign Currency Risks....................................................  18
Plan of Distribution......................................................  20
Experts...................................................................  21
Validity of Securities....................................................  21

-------------------------------------------------------------------------------
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-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                 $

                                 U.S. BANCORP

      DEBT SECURITIES,PREFERRED STOCK,DEPOSITARY SHARES ANDDEBT WARRANTS

                               ----------------

                                  PROSPECTUS

                               ----------------

                                         , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED JANUARY 29, 1998
PROSPECTUS

                                    $

                                  U.S. BANCORP

                         JUNIOR SUBORDINATED DEFERRABLE
                              INTEREST DEBENTURES

                                 USB CAPITAL II
                                USB CAPITAL III
                                 USB CAPITAL IV
                                 USB CAPITAL V

                  CAPITAL SECURITIES FULLY AND UNCONDITIONALLY
                      GUARANTEED, AS DESCRIBED HEREIN, BY

                                  U.S. BANCORP

  U.S. Bancorp, a Delaware corporation ("USB" or the "Company"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all Senior Debt (as defined in "Description of Junior Subordinated Debentures--Subordination") of USB. If provided in an accompanying Prospectus Supplement, USB will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date".

  USB Capital II, USB Capital III, USB Capital IV and USB Capital V, each a trust formed under the laws of the State of Delaware (each, an "Issuer," and collectively, the "Issuers"), may severally offer, from time to time, capital securities (the "Capital Securities") representing preferred beneficial interests in such Issuer. USB will be the owner of the common securities (the "Common Securities" and, together with the Capital Securities, the "Trust Securities") of each Issuer. The payment of periodic cash distributions ("Distributions") with respect to the Capital Securities of each Issuer and payments on liquidation or redemption with respect to such Capital Securities, in each case out of funds held by such Issuer, are each irrevocably guaranteed by USB to the extent described herein (each, a "Guarantee"). See "Description of Guarantees". The obligations of USB under each Guarantee will be subordinate and junior in right of payment to all Senior Debt of USB. Concurrently with the issuance by an Issuer of its Capital Securities, such Issuer will invest the proceeds thereof and any contributions made in respect of the Common Securities in a corresponding series of USB's Junior Subordinated Debentures (continued on next page)

                                  -----------

   THESE SECURITIES ARE NOT DEPOSITS OR  OTHER OBLIGATIONS OF A BANK AND ARE
      NOT INSURED  BY THE  FEDERAL DEPOSIT  INSURANCE CORPORATION  OR ANY
         OTHER GOVERNMENTAL AGENCY.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY  OR ADEQUACY OF  THIS PROSPECTUS. ANY  REPRESENTATION TO THE  CON-
   TRARY IS A CRIMINAL OFFENSE.

                                  -----------

                THE DATE OF THIS PROSPECTUS IS          , 1998.

(continued from previous page)
the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer's Capital Securities (the "Related Capital Securities"). The Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement (as defined herein) will be the only revenue of each Issuer. If provided in an accompanying Prospectus Supplement, USB may, upon receipt of approval of the Federal Reserve (if such approval is then required), redeem the Corresponding Junior Subordinated Debentures (and cause the redemption of the Trust Securities) or may terminate each Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of Capital Securities in liquidation of their interests in such Issuer. See "Description of Capital Securities--Liquidation Distribution Upon Termination".

  Holders of the Capital Securities will be entitled to receive preferential cumulative cash Distributions accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. If provided in an accompanying Prospectus Supplement, USB will have the right to defer payments of interest on any series of Corresponding Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for one or more Extension Periods (which shall not extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures). If interest payments are so deferred, Distributions on the Related Capital Securities will also be deferred and USB will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to USB's capital stock or debt securities that rank pari passu with or junior to the Corresponding Junior Subordinated Debentures. During an Extension Period, Distributions will continue to accumulate (and the Capital Securities will accumulate additional Distributions thereon at the rate per annum set forth in the related Prospectus Supplement). See "Description of Capital Securities-- Distributions".

  Taken together, USB's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement, the related Guarantee and the related Guarantee Agreement (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Capital Securities. See "Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures and the Guarantees--Full and Unconditional Guarantee".

  The Junior Subordinated Debentures and Capital Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Capital Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement of
which this Prospectus forms a part shall not exceed $      . Certain specific
terms of the Junior Subordinated Debentures or Capital Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Capital Securities, the identity of the Issuer, specific title, aggregate amount, stated liquidation preference, number of securities, Distribution rate or method of calculating such rate, applicable Extension Period or Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

  The Prospectus Supplement also will contain information, as applicable, about certain United States Federal income tax consequences relating to the Junior Subordinated Debentures or Capital Securities.

  The Junior Subordinated Debentures and Capital Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Capital Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Capital Securities will be listed on any national securities exchange or automated quotation system. If the Junior Subordinated Debentures or Capital Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Capital Securities.

  This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Capital Securities unless accompanied by a Prospectus Supplement.

  No dealer, salesperson or other person has been authorized to give any information or make any representations, other than those contained in this Prospectus and the applicable Prospectus Supplement, and if given or made such information or representations must not be relied upon as having been authorized by USB or any agent, underwriter or dealer. This Prospectus and the applicable Prospectus Supplement do not constitute an offer of any securities other than those to which they relate, or an offer to sell or a solicitation of an offer to buy those to which they relate, in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus and/or the applicable Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to its date.

  IN CONNECTION WITH AN OFFERING OF THE CAPITAL SECURITIES, CERTAIN PERSONS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CAPITAL SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH CAPITAL SECURITIES AND THE IMPOSITION OF PENALTY BIDS IN CONNECTION WITH THE OFFERING OF THE CAPITAL SECURITIES. SEE "PLAN OF DISTRIBUTION."

                             AVAILABLE INFORMATION

  USB is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by USB can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains report, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the web site is http://www.sec.gov. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  USB and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to USB and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

  No separate financial statements of any Issuer have been included herein. USB and the Issuers do not consider that such financial statements would be material to holders of the Capital Securities because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of USB and issuing the Trust Securities. See "The Issuers", "Description of Capital Securities", "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" and "Description of Guarantees". In addition, USB does not expect that any of the Issuers will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents of USB which have been filed with the Commission are hereby incorporated by reference in this Prospectus:

    (a) Annual Report on Form 10-K for the year ended December 31, 1996;

    (b) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

    (c) two Current Reports on Form 8-K filed on March 20, 1997, and the Current Reports on Form 8-K filed June 24, 1997, August 1, 1997, October 1, 1997, October 17, 1997, December 15, 1997 and January 16, 1998.

  All documents filed by USB pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  USB will provide without charge to each person, including any beneficial owner to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than certain exhibits to such documents for which the
Company may impose a copying charge. Requests for such copies should be directed to U.S. Bancorp, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, Attention: Investor Relations Department, telephone number (612) 973-2263.

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$" or "dollars").

                               ----------------

  Notice to North Carolina purchasers: the Commissioner of Insurance of the State of North Carolina has not approved or disapproved this offering nor has the Commissioner passed upon the accuracy or adequacy of this prospectus.

                               ----------------

                                 U.S. BANCORP

  On August 1, 1997, First Bank System, Inc. ("FBS") acquired U. S. Bancorp, a regional multi-state bank holding company with its headquarters in Portland, Oregon, creating the fourteenth largest banking organization in the United States based on assets that serves nearly four million households and 475,000 businesses. In this transaction, which was accounted for as a pooling-of-interests, FBS changed its name to U.S. Bancorp ("USB" or the "Company").

  USB is a regional multi-state bank holding company, registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), with its headquarters in Minneapolis, Minnesota. USB primarily serves the Midwestern, Rocky Mountain and Northwestern states. USB operates five banks and eleven trust companies with offices in seventeen contiguous states from Illinois to Washington. USB also has various other subsidiaries engaged in financial services. At December 31, 1997, USB and its consolidated subsidiaries had consolidated assets of $71 billion, consolidated deposits of $49 billion, and shareholders' equity of $6 billion.

  The banking subsidiaries of USB are engaged in general retail and commercial banking business. These subsidiaries provide a wide variety of services to individuals, businesses, industry, institutional organizations, governmental entities and other financial institutions. Depository services include checking and savings accounts and certificates of deposit and other time deposits. Additional services include commercial lending, financing of import/export trade, foreign exchange and retail and institutional brokerage services. Treasury management and receivable lockbox collection are provided for corporate customers. The banking and trust company subsidiaries of USB also provide a full range of fiduciary products and services to individuals, estates, foundations, business corporations and charitable organizations. Other subsidiaries of USB provide financial services related to banking, including lease financing, discount brokerage, investment advisory services and insurance agency and credit life insurance services.

  On December 15, 1997, USB and Piper Jaffray Companies Inc. ("Piper Jaffray") announced that they had entered into a definitive agreement whereby USB will acquire Piper Jaffray for $730 million. The transaction will be accounted for as a purchase, is subject to shareholder and regulatory approvals, and is expected to close in the second quarter of 1998.

  USB was incorporated under Delaware law in 1929 and has functioned as a multi-bank holding company since that time. Its principal executive offices are located at 601 Second Avenue South, Minneapolis, Minnesota 55402-4302 (telephone (612) 973-1111). For further information concerning USB, see the USB documents incorporated by reference herein as described under "Incorporation of Certain Documents by Reference."

                                  THE ISSUERS

  Each Issuer is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by USB, as depositor of the Issuer, the Delaware Trustee (as defined herein) of such Issuer and the Issuer Trustees (as defined herein) of such Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a corresponding series of Corresponding Junior Subordinated Debentures issued by USB, and
(iii) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Corresponding Junior Subordinated Debentures and the right to reimbursement of expenses under the related Expense Agreement will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement will be the sole revenue of each Issuer.

  All of the Common Securities of each Issuer will be owned by USB. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities of such Issuer, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from a Debenture Event of Default (as defined herein), the rights of USB as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities of such Issuer. See "Description of Capital Securities-- Subordination of Common Securities". USB will acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each Issuer.

  Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, each appointed by USB as holder of the Common Securities. The trustees for each Issuer will be Wilmington Trust Company, as the Property Trustee (the "Property Trustee"), and as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with USB (collectively, the "Issuer Trustees"). Wilmington Trust Company, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the Guaranty Agreements and the Indenture (each as defined herein). See "Description of Guarantees" and "Description of Junior Subordinated Debentures". The holder of the Common Securities of an Issuer, or the holders of a majority in liquidation preference of the Related Capital Securities, if a Debenture Event of Default under the Trust Agreement for such Issuer has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. USB will pay all fees and expenses related to each Issuer and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer.

  The principal executive office of each Issuer is: c/o U.S. Bancorp, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302 and the telephone number is (612) 973-1111.

                                USE OF PROCEEDS

  All of the proceeds from the sale of the Capital Securities will be invested by the Issuer in Junior Subordinated Debentures. Except as otherwise set forth in the applicable Prospectus Supplement, USB intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures) for general corporate purposes, including working capital, capital expenditures, investments in or loans to subsidiaries, refinancing of debt, including outstanding commercial paper and other short-term bank indebtedness, redemption of shares of its outstanding common and preferred stock, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement. A more detailed description of the use of proceeds of any specific offering will be set forth in the Prospectus Supplement pertaining to such offering.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges of USB for the respective periods indicated.

                                                                          NINE
                                                                         MONTHS
                                                YEAR ENDED DECEMBER 31,   ENDED
                                                ------------------------ -------
                                                1992 1993 1994 1995 1996 9/30/97
                                                ---- ---- ---- ---- ---- -------
Ratio of Earnings to Fixed Charges:
  Excluding interest on deposits............... 2.72 3.89 2.64 2.95 3.60  2.51
  Including interest on deposits............... 1.40 1.70 1.53 1.66 1.89  1.55

  For purposes of computing the ratio of earnings to fixed charges, earnings represent income before income taxes and cumulative effect of changes in accounting principles and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, include interest (other than on deposits but including capitalized interest) and the portion deemed representative of the interest factor of rents. Fixed charges, including interest on deposits, include all interest (including capitalized interest) and the portion deemed representative of the interest factor of rents.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture dated November 15, 1996, as supplemented from time to time (as so supplemented, the "Indenture"), between USB and Wilmington Trust Company, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures, Corresponding Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

  Each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of USB. See "--Subordination". USB is a non-operating holding company and almost all of the operating assets of USB and its consolidated subsidiaries are owned by such subsidiaries. USB relies primarily on dividends from such subsidiaries to meet its obligations. USB is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of USB's income are dividends, interest and fees from U.S. Bank National Association and the other banking and non-banking affiliates. The bank subsidiaries of USB, including U.S. Bank National Association (the "Banks"), are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, USB and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent USB and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to USB and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to USB and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to USB by the subsidiary banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Because USB is a holding company, the right of USB to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent USB may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of USB's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of USB for payments on the Junior Subordinated Debentures. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of USB, including the Senior Debt, whether under the Indenture, any other indenture that USB may enter into in the future or otherwise. See "--Subordination" and the Prospectus Supplement relating to any offering of Securities.

  The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture or officers' certificate supplemental to the Indenture or a resolution of USB's Board of Directors or a committee thereof.

  The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debentures: (1) the title of the Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof; (4) the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of USB to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "Payment and Paying Agents", the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under "--Denominations, Registration and Transfer," the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon USB in respect of the Junior Subordinated Debentures and the Indentures may be made ("Place of Payment"); (6) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of USB or a holder thereof; (7) the obligation or the right, if any, of USB or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $25 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated; (10) any additions, modifications or deletions in the Events of Default or covenants of USB specified in the Indenture with respect to the Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debentures of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series; (15) subject to the terms described under "--Global Junior Subordinated Debentures", whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a "clearing agency" registered under the Exchange Act; (16) the appointment of any Paying Agent or Agents; (17) the terms and conditions of any obligation or right of USB or a holder to convert or exchange the Junior Subordinated Debentures into Capital Securities; (18) the form of Trust Agreement and Guarantee Agreement, if applicable; (19) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debentures or other indebtedness of USB in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; and (20) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

  Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

  If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States Federal income tax consequences, specific terms and other information with respect to such issue of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

  If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

  Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and bearing the same interest rate.

  Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by USB for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. USB will appoint the Debenture Trustee as Securities Registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by USB with respect to any series of Junior Subordinated Debentures, USB may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that USB maintains a transfer agent in each Place of Payment for such series. USB may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

  In the event of any redemption, neither USB nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more global junior subordinated debentures ("Global Junior Subordinated Debentures") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. USB anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by USB if such Junior Subordinated Debentures are offered and sold directly by USB. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

  So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of USB, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  USB expects that the Depositary for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. USB also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by USB within 90 days, USB will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, USB may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture or Securities representing such series of Junior Subordinated Debentures. Further, if USB so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to USB, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive individual Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by USB, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as USB may designate from time to time in the applicable Prospectus Supplement, except that at the option of USB payment of any interest may be made (i), except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. USB may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however USB will at all times be required to maintain a Paying Agent in each Place of Payment for each series of Junior Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by USB in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of USB, be repaid to USB and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to USB for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

  If provided in the applicable Prospectus Supplement, USB shall have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

  Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

  Unless otherwise indicated in the applicable Prospectus Supplement, USB may, at its option and subject to receipt of prior approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve") if then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Junior Subordinated Debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the principal amount thereof.

  Except as otherwise specified in the applicable Prospectus Supplement, if a Tax Event, Capital Treatment Event or Investment Company Event (as defined below) in respect of a series of Junior Subordinated Debentures shall occur and be continuing, USB may, at its option and subject to receipt of prior approval by the Federal

Reserve if then required under applicable capital guidelines or policies, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

  "Tax Event" means the receipt by USB and the applicable Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the applicable series of Junior Subordinated Debentures under the Indenture, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by USB on the Junior Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by USB, in whole or in part, for United States federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimus amount of other taxes, duties or other governmental charges.

  An "Investment Company Event" means the receipt by USB and the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change becomes effective on or after the original issuance of the Capital Securities.

  A "Capital Treatment Event" means the reasonable determination by USB that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk of impairment of USB's ability to treat the Capital Securities (or any substantial portion thereof) as "Tier 1 capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to USB.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless USB defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

  USB will also covenant, as to each series of Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of USB to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of USB's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of USB (including other Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by USB of the debt securities of any subsidiary of USB (including under other Guarantees) if such guarantee ranks pari passu or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of USB, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of USB's benefit plans for its directors, officers or employees) if at such time (i) there shall have occurred any event of which USB has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Junior Subordinated Debentures of such series and (b) in respect of which USB shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by an Issuer of a series of Related Capital Securities, USB shall be in default with respect to its payment of any obligations under the Guarantee relating to such Related Capital Securities or (iii) USB shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

  From time to time USB and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the Related Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting USB and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of such series of the Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, (iii) modify certain provisions of the Indenture relating to modification or waiver except to increase the required percentage or (iv) modify the provisions with respect to the subordination of outstanding Junior Subordinated Debentures of any series in a manner adverse to the holders thereof, provided that, in the case of Corresponding Junior Subordinated Debentures, so long as any of the Related Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of such Related Capital Securities unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

  In addition, USB and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

    (i) failure for 30 days to pay any interest on such series of the Junior Subordinated Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

    (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due whether at maturity, upon redemption by declaration or otherwise; or

    (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to USB from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such series of outstanding Junior Subordinated Debentures; or

    (iv) certain events in bankruptcy, insolvency or reorganization of USB.

  The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the Related Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Related Capital Securities shall have such right.

  The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Related Capital Securities shall have such right. USB is required to file annually with the Debenture Trustee a certificate as to whether or not USB is in compliance with all the conditions and covenants applicable to it under the Indenture.

  In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

  If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of USB to pay interest or principal on the related Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Related Capital Securities may institute a legal proceeding directly against USB for enforcement of payment to such holder of the principal of or interest on such related Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Capital Securities of such holder (a "Direct Action"). USB may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. If the right to bring a Direct Action is removed, the applicable Issuer may become subject to the reporting obligations under the Exchange Act. USB shall have the right under the Indenture to set-off any payment made to such holder of Capital Securities by USB in connection with a Direct Action.

  The holders of the Capital Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Capital Securities--Events of Default; Notice".

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that USB shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into USB or convey, transfer or lease its properties and assets substantially as an entirety to USB, unless (i) in case USB consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes USB's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have happened and be continuing; (iii) in the case of Corresponding Junior Subordinated Debentures, such transaction is permitted under the related Trust Agreement and the related Guarantee Agreement and does not give rise to any breach or violation of the related Trust Agreement or the related Guarantee Agreement, and (iv) certain other conditions as prescribed in the Indenture are met.

  The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving USB that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and USB deposits or causes to be deposited with the Debenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to USB's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and USB will be deemed to have satisfied and discharged the Indenture.

CONVERSION OR EXCHANGE

  If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Capital Securities or other securities. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of USB, in which case the number of shares of Capital Securities or other securities to be received by the Holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

  In the Indenture, USB has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of USB, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debentures.

  In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debentures.

  No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

  "Debt" means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent: (i) every obligation of such person for money borrowed; (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person; (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such person; (vi) all indebtedness of such person whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and
(vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

  "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to USB whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of USB whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing such Debt or pursuant to which such Debt is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include
(i) any Debt of USB which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to USB, (ii) any Debt of USB to any of the Banks, (iii) Debt to any employee of USB, and (iv) any other debt securities issued pursuant to the Indenture.

  USB is a non-operating holding company and almost all of the operating assets of USB are owned by such subsidiaries. USB relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. USB is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of USB's income are dividends, interest and fees from U.S. Bank National Association and the other banking and non-banking affiliates. The Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, USB and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent USB and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to USB and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to USB and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to USB by the subsidiary banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of USB's subsidiaries. Holders of Junior Subordinated Debentures should look only to the assets of USB for payments of interest and principal and premium, if any.

  The Indenture places no limitation on the amount of additional Senior Debt that may be incurred by USB. USB expects from time to time to incur additional indebtedness constituting Senior Debt.

  The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debentures, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement.

GOVERNING LAW

  The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

  The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Capital Securities. In that event, concurrently with the issuance of each Issuer's Capital Securities, such Issuer will invest the proceeds thereof and the consideration paid by USB for the Related Common Securities in a series of Corresponding Junior Subordinated Debentures issued by USB to such Issuer. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Capital Securities and the Common Securities of such Issuer and will rank pari passu with all other series of Junior Subordinated Debentures. Holders of the Related Capital Securities for a series of Corresponding Junior Subordinated Debentures will have the rights in connection with modifications to the Indenture or upon occurrence of Debenture Events of Default described under "--Modification of Indenture" and "--Debenture Events of Default", unless provided otherwise in the Prospectus Supplement for such Related Capital Securities.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Tax Event in respect of an Issuer of Related Capital Securities shall occur and be continuing, USB may, at its option and subject to prior approval by the Federal Reserve (if then so required under applicable capital guidelines or policies) redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Tax Event, in whole but not in part, subject to the provisions of the Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of USB. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer is the holder of all the outstanding series of Corresponding Junior Subordinated Debentures, the proceeds of any such redemption will be used by such Issuer to redeem the corresponding Trust Securities in accordance with their terms. USB may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

  USB will covenant in the Indenture as to each series of Corresponding Junior Subordinated Debentures, that if and so long as (i) the Issuer of the related series of Trust Securities is the holder of all such Corresponding Junior Subordinated Debentures, (ii) a Tax Event in respect of such Issuer has occurred and is continuing and (iii) USB has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of Capital Securities--Redemption or Exchange") in respect of such Trust Securities, USB will pay to such Issuer such Additional Sums. USB will also covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to USB's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Issuer, except upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies of the Federal Reserve, and (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Capital Securities in liquidation of such Issuer, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.

                       DESCRIPTION OF CAPITAL SECURITIES

  Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer will issue the Capital Securities and the Common Securities. The Capital Securities of a particular issue will represent preferred beneficial interests in the Issuer thereof and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Capital Securities and each Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

  The Capital Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "--Subordination of Common Securities". Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Capital Securities and Common Securities. Each Guarantee Agreement executed by USB for the benefit of the holders of an applicable Issuer's Capital Securities (the "Guarantee" for such Capital Securities) will be a guarantee on a subordinated basis with respect to the related Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Capital Securities when the related Issuer does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

  Distributions on the Capital Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

  Each Issuer's Capital Securities represent preferred beneficial interests in the applicable Issuer, and the Distributions on each Capital Security will be payable at a rate specified in the Prospectus Supplement for such Capital Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Capital Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

  If provided in the applicable Prospectus Supplement, USB has the right under the Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for a period which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such extension, Distributions on the corresponding Capital Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Capital Securities) by the Issuer of such Capital Securities during any such Extension Period. During such Extension Period USB may not, and may not permit any subsidiary of USB to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of USB's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of USB (including the Junior Subordinated Indentures) that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by USB of debt securities of any subsidiary of USB (including other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of USB, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of USB's benefit plans for its directors, officers or employees).

  The revenue of each Issuer available for distribution to holders of its Capital Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures." If USB does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Capital Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by USB on a limited basis as set forth herein under "Description of Guarantees".

  Distributions on the Capital Securities will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the Capital Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under

"Book-Entry Issuance." In the event any Capital Securities are not in book-entry form, the relevant record date for such Capital Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

  MANDATORY REDEMPTION. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by USB upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Redemption". If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related Capital Securities and the Common Securities. The amount of premium, if any, paid by USB upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the related Capital Securities and the Common Securities.

  USB will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event, a Capital Treatment Event or an Investment Company Event or (iii) as may be otherwise specified in the applicable Prospectus Supplement, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

  DISTRIBUTION OF CORRESPONDING JUNIOR SUBORDINATED DEBENTURES. Subject to USB having received prior approval of the Federal Reserve to do so if then required under applicable guidelines or policies of the Federal Reserve, USB has the right at any time to terminate any Issuer and, after satisfaction of the liabilities of creditors of such Issuer as provided by applicable law, cause such Corresponding Junior Subordinated Debentures in respect of the Related Capital Securities and Related Common Securities issued by such Issuer to be distributed to the holders of such Capital Securities and Common Securities in liquidation of the Issuer.

  TAX EVENT, CAPITAL TREATMENT EVENT OR INVESTMENT COMPANY EVENT REDEMPTION. If a Tax Event, Capital Treatment Event or Investment Company Event in respect of a series of Capital Securities and Common Securities shall occur and be continuing, USB has the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Capital Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event, Capital Treatment Event or Investment Company Event. In the event a Tax Event, Capital Treatment Event or Investment Company Event in respect of a series of Capital Securities and Common Securities has occurred and is continuing and USB does not elect to redeem the Corresponding Junior Subordinated Debentures and thereby cause a mandatory redemption of such Capital Securities and Common Securities or to terminate the related Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to holders of such Capital Securities and Common Securities in liquidation of the Issuer as described above, such Capital Securities and Common Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Corresponding Junior Subordinated Debentures.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer on the outstanding Capital Securities and Common Securities of such Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Issuer has become subject as a result of a Tax Event.

  "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Issuer, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debentures are distributed.

  "Liquidation Amount" means the stated amount of $25 per Trust Security.

  After the liquidation date is fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Capital Securities (i) such series of Capital Securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of such series of Capital Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Capital Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated liquidation preference of such series of Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Capital Securities until such certificates are presented to the Administrative Trustees of the applicable Issuer or their agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Capital Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of an Issuer were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

REDEMPTION PROCEDURES

  Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities".

  If an Issuer gives a notice of redemption in respect of its Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Capital Securities. See "Book-Entry Issuance". If such Capital Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the

Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by USB pursuant to the Guarantee as described under "Description of Guarantees", Distributions on such Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, United States Federal securities law), USB or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

  Payment of the Redemption Price on the Capital Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Capital Securities shall be made to the applicable recordholders thereof as they appear on the register for such Capital Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Capital Securities are not in book-entry form, the relevant record date for such Capital Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable Prospectus Supplement.

  If less than all of the Capital Securities and Common Securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Capital Securities of a denomination larger than $25. The Property Trustee shall promptly notify the trust registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Trust Securities to be redeemed at its registered address. Unless USB defaults in payment of the Redemption Price on the Corresponding Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on such Junior Subordinated Debentures or portions thereof (and distributions will cease to accrue on the Related Capital Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, each Issuer's Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's Capital Securities then due and payable.

  In the case of any event of default resulting from a Debenture Event of Default, USB as holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Capital Securities and not on behalf of USB as holder of the Issuer's Common Securities, and only the holders of such Capital Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

  Pursuant to each Trust Agreement, each Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of USB; (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities, if USB, as Depositor, has given written direction to the Property Trustee to terminate such Issuer (which direction is optional and wholly within the discretion of USB, as Depositor); (iii) redemption of all of the Issuer's Capital Securities as described under "Description of Capital Securities--Redemption or Exchange-- Mandatory Redemption"; and (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

  If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Capital Securities shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities." A supplemental Indenture may provide that if an early termination occurs as described in clause (iv) above, the Corresponding Junior Subordinated Debentures may be subject to optional redemption in whole (but not in part).

EVENTS OF DEFAULT; NOTICE

  Any one of the following events constitutes an "Event of Default" under each Trust Agreement (an "Event of Default") with respect to the Capital Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

    (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding Capital Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by USB to appoint a successor Property Trustee within 60 days thereof.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Capital Securities, the Administrative Trustees and USB, as Depositor, unless such Event of Default shall have been cured or waived. USB, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities upon termination of each Issuer as described above. See "--Liquidation Distribution Upon Termination". The existence of an Event of Default does not entitle the holders of Capital Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in USB as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, USB, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUERS

  An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. An Issuer may, at the request of USB, as depositor of such Issuer with the consent of the Administrative Trustees of such Issuer but without the consent of the holders of the Capital Securities of such Issuer, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to its Capital Securities or (b) substitutes for such Capital Securities other securities having substantially the same terms as such Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as such Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) USB expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee of such Issuer as the holder of the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which such Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause such Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of such Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of such Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, USB has received an opinion from independent counsel to such Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of such Capital Securities (including any Successor Securities) in any material respect, and
(b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) USB or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee related to such Capital Securities. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of such Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

  Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Capital Securities will have no voting rights.

  Each Trust Agreement may be amended from time to time by USB, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Related Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust

Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the related Issuer will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities of such Issuer are outstanding or to ensure that such Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities of such Issuer, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities of such Issuer. Each Trust Agreement may be amended by the applicable Issuer Trustees and USB with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities of the related Issuer, and (ii) receipt by such Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to such Issuer Trustees in accordance with such amendment will not affect the applicable Issuer's status as a grantor trust for United States Federal income tax purposes or such Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities of such Issuer, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on such Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of such Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities of such Issuer to institute suit for the enforcement of any such payment on or after such date.

  So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee of any Issuer, the Issuer Trustees of such Issuer shall not
(i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on such Property Trustee with respect to such Corresponding Junior Subordinated Debentures, (ii) waive any past default that is waivable under
Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Corresponding Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Related Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by such Property Trustee without the prior consent of each holder of the Related Capital Securities. The Issuer Trustees of such Issuer shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities of such Issuer except by subsequent vote of such holders. The Property Trustee of such Issuer shall notify each holder of Capital Securities of such Issuer of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees of such Issuer shall obtain an opinion of counsel experienced in such matters to the effect that such Issuer will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action.

  Any required approval of holders of Capital Securities of any Issuer may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities of such Issuer are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities of such Issuer in the manner set forth in the applicable Trust Agreement.

  No vote or consent of the holders of Capital Securities of any Issuer will be required for such Issuer to redeem and cancel its Capital Securities in accordance with the applicable Trust Agreement.

  Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by USB, the Issuer Trustees or any affiliate of USB or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL CAPITAL SECURITIES

  The Capital Securities of a series may be issued in whole or in part in the form of one or more global capital securities ("Global Capital Securities") that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be DTC. Global Capital Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Capital Securities represented thereby, a Global Capital Security may not be transferred except as a whole by the Depositary for such Global Capital Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Capital Securities will be described in the Prospectus Supplement relating to such series. USB anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Capital Security, and the deposit of such Global Capital Security with or on behalf of the Depositary, the Depositary for such Global Capital Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Capital Securities represented by such Global Capital Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Capital Securities or by USB if such Capital Securities are offered and sold directly by USB. Ownership of beneficial interests in a Global Capital Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Capital Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Capital Security.

  So long as the Depositary for a Global Capital Security, or its nominee, is the registered owner of such Global Capital Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by such Global Capital Security for all purposes under the Indenture governing such Capital Securities. Except as provided below, owners of beneficial interests in a Global Capital Security will not be entitled to have any of the individual Capital Securities of the series represented by such Global Capital Security registered in their names, will not receive or be entitled to receive physical delivery of any such Capital Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Capital Securities represented by a Global Capital Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Capital Security representing such Capital Securities. None of USB, the Property Trustee, any Paying Agent, or the Securities Registrar for such Capital Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Capital Security representing such Capital Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  USB expects that the Depositary for a series of Capital Securities or its nominee, upon receipt of any payment of Liquidation Amount, premium or Distributions in respect of a permanent Global Capital Security representing any of such Capital Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Capital Security for such Capital Securities as shown on the records of such Depositary or its nominee. USB also expects that payments by Participants to owners of beneficial interests in such Global Capital Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Capital Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by USB within 90 days, USB will issue individual Capital Securities of such series in exchange for the Global Capital Security representing such series of Capital Securities. In addition, USB may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Capital Securities, determine not to have any Capital Securities of such series represented by one or more Global Capital Securities and, in such event, will issue individual Capital Securities of such series in exchange for the Global Capital Security or Securities representing such series of Capital Securities. Further, if USB so specifies with respect to the Capital Securities of a series, an owner of a beneficial interest in a Global Capital Security representing Capital Securities of such series may, on terms acceptable to USB, the Property Trustee and the Depositary for such Global Capital Security, receive individual Capital Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Capital Securities. In any such instance, an owner of a beneficial interest in a Global Capital Security will be entitled to physical delivery of individual Capital Securities of the series represented by such Global Capital Security equal in principal amount to such beneficial interest and to have such Capital Securities registered in its name. Individual Capital Securities of such series so issued will be issued in denominations, unless otherwise specified by USB, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Capital Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Issuer's Capital Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and USB. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and USB. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and USB) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

  Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Capital Securities.

  Registration of transfers of Capital Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuers will not be required to register or cause to be registered the transfer of their Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Capital Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by USB and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of USB for United States Federal income tax purposes. In this connection, USB and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that USB and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Capital Securities.

  Holders of the Capital Securities have no preemptive or similar rights.

  No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

                              BOOK-ENTRY ISSUANCE

  DTC will act as securities depositary for all of the Capital Securities and the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Capital Securities or Junior Subordinated Debentures. The Capital Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Capital Securities of each Issuer and the Junior Subordinated Debentures, representing in the aggregate the total number of such Issuer's Capital Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with DTC.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Capital Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Capital Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect

Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Capital Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Capital Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Capital Securities of such Issuer or Junior Subordinated Debentures is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Capital Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices will be sent to Cede & Co. as the registered holder of the Capital Securities or Junior Subordinated Debentures. If less than all of an Issuer's Capital Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

  Although voting with respect to the Capital Securities or the Junior Subordinated Debentures is limited to the holders of record of the Capital Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Capital Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distribution payments on the Capital Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Issuer thereof or USB, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depositary with respect to any of the Capital Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and USB. In the event that a successor securities depositary is not obtained, definitive Capital Security or Junior Subordinated Debenture certificates representing such Capital Securities or Junior Subordinated Debentures are required to be printed and delivered. USB, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Capital Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Capital Securities or Junior Subordinated Debentures will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and USB believe to be accurate, but the Issuers and USB assume no responsibility for the accuracy thereof. Neither the Issuers nor USB has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                           DESCRIPTION OF GUARANTEES

  A Guarantee will be executed and delivered by USB concurrently with the issuance by each Issuer of its Capital Securities for the benefit of the holders from time to time of such Capital Securities. Wilmington Trust Company will act as indenture trustee ("Guarantee Trustee") under each Guarantee Agreement for the purposes of compliance with the Trust Indenture Act and each Guarantee Agreeement will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Capital Securities means that Issuer's Capital Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Capital Securities.

GENERAL

  USB will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that such Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Capital Securities called for redemption to the extent that such Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Issuer (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Capital Securities), the lesser of (a) the Liquidation Distribution and
(b) the amount of assets of such Issuer remaining available for distribution to holders of Capital Securities. USB's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by USB to the holders of the applicable Capital Securities or by causing the Issuer to pay such amounts to such holders.

  Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer's obligations under the Capital Securities, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

  If USB does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt of USB. See "--Status of the Guarantees". Because USB is a holding company, the right of USB to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent USB may itself be recognized as a creditor of that subsidiary. Accordingly, USB's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of USB's subsidiaries, and claimants should look only to the assets of USB for payments thereunder. See "U.S. Bancorp." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of USB, including Senior Debt, whether under the Indenture, any other indenture that USB may enter into in the future or otherwise. See the Prospectus Supplement relating to any offering of Capital Securities.

  USB has, through the applicable Guarantee, the applicable Guarantee Agreement, the applicable Trust Agreement, the related Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures and the Guarantee".

STATUS OF THE GUARANTEES

  Each Guarantee will constitute an unsecured obligation of USB and will rank subordinate and junior in right of payment to all Senior Debt of USB in the same manner as Junior Subordinated Debentures.

  Each Guarantee will rank pari passu with all other Guarantees issued by USB. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Capital Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Capital Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by USB. USB expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of the related Capital Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of the Capital Securities--Voting Rights; Amendment of Each Trust Agreement". All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of USB and shall inure to the benefit of the holders of the related Capital Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under each Guarantee Agreement will occur upon the failure of USB to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee Agreement.

  Any holder of the Capital Securities may institute a legal proceeding directly against USB to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

  USB, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not USB is in compliance with all the conditions and covenants applicable to it under the Guarantee Agreement.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by USB in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

  Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Capital Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Capital Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Capital Securities must restore payment of any sums paid under such Capital Securities or such Guarantee.

GOVERNING LAW

  Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

  Pursuant to an Expense Agreement entered into by USB under each Trust Agreement (the "Expense Agreement"), USB will irrevocably and unconditionally guarantee to each person or entity to whom the applicable Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of such Issuer, other than obligations of such Issuer to pay to the holders of any Capital Securities or other similar interests in such Issuer of the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be.

        RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING
               JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by USB as and to the extent set forth under "Description of Guarantees." Taken together, USB's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement, the related Guarantee Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Capital Securities. If and to the extent that USB does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer will not pay Distributions or other amounts due on its Capital Securities. The Guarantees do not cover payment of Distributions when the related Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Capital Securities is to institute a legal proceeding directly against USB for enforcement of payment of such Distributions to such holder. The obligations of USB under each Guarantee are subordinate and junior in right of payment to all Senior Debt.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the related Capital Securities, primarily because (i) the aggregate principal amount of each series of

Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Capital Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the related Capital Securities; (iii) USB shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Capital Securities under such Capital Securities; and (iv) each Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

  Notwithstanding anything to the contrary in the Indenture, USB has the right to set-off any payment it is otherwise required to make thereunder with and to the extent USB has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

  A holder of any related Capital Security may institute a legal proceeding directly against USB to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

  A default or event of default under any Senior Debt of USB would not constitute a default or Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Debt of USB, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Event of Default.

LIMITED PURPOSE OF ISSUERS

  Each Issuer's Capital Securities evidence a beneficial interest in such Issuer, and each Issuer exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from USB the principal amount of and interest accrued on Corresponding Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from such Issuer (or from USB under the applicable Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the Corresponding Junior Subordinated Debentures, the holders of the related Capital Securities will be entitled to receive, out of assets held by such Issuer, the Liquidation Distribution in cash. See "Description of Capital Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of USB, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of USB, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of USB receive payments or distributions. Since USB is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Capital Securities), the positions of a holder of such Capital Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of USB in the event of liquidation or bankruptcy of USB are expected to be substantially the same.

                             PLAN OF DISTRIBUTION

  The Junior Subordinated Debentures or the Capital Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. USB and each Issuer may sell its Junior Subordinated Debentures or Capital Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus is a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures or Capital Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Capital Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement.

  Underwriters may offer and sell Junior Subordinated Debentures or Capital Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Capital Securities, underwriters may be deemed to have received compensation from USB and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures or Capital Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

  Any underwriting compensation paid by USB and/or the applicable Issuer to underwriters in connection with the offering of Junior Subordinated Debentures or Capital Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in a Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures or Capital Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures or Capital Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with USB and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by USB for certain expenses.

  In connection with the offering of the Capital Securities, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Capital Securities during and after the offering. Specifically, the Underwriters may over-allot or otherwise create a short position in the Capital Securities for their own account by selling more Capital Securities than have been sold to them by the Company. The Underwriters may elect to cover any such short position by purchasing Capital Securities in the open market. In addition, the Underwriters may stabilize or maintain the price of the Capital Securities by bidding for or purchasing Capital Securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Capital Securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Capital Securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Capital Securities to the extent that it discourages resales thereof. No representation is made as to the magnitude or effect of any stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

  Underwriters and dealers may engage in transactions with, or perform services for, USB and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

  The Junior Subordinated Debentures and the Capital Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures or Capital Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Capital Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures or Capital Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Capital Securities.

                            VALIDITY OF SECURITIES

  Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for USB and the Issuers by Dorsey & Whitney LLP, Minneapolis, Minnesota, counsel to USB and for the Issuers by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Issuers. The validity of the Guarantees and the Junior Subordinated Debentures will be passed upon for the Underwriters by Davis Polk & Wardwell, New York, New York. Dorsey & Whitney LLP and Davis Polk & Wardwell will rely on the opinion of Richards, Layton & Finger, P.A., Wilmington, Delaware as to matters of Delaware law.

                                    EXPERTS

  The consolidated financial statements of FBS included in its Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The supplemental consolidated financial statements of Old USBC at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in USB's Current Report on Form 8-K dated September 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference, which is based in part on the reports of Deloitte & Touche LLP and Coopers & Lybrand L.L.P., independent auditors. The supplemental consolidated financial statements referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

  The financial statements of Old USBC (prior to its combination with FBS as of August 1, 1997), incorporated by reference in this prospectus through the incorporation by reference of the Current Report on Form 8-K dated September 30, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The consolidated statements of income, shareholders' equity and cash flows of West One Bancorp and subsidiaries for the year ended December 31, 1994, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

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 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR IN-CORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPEC-TUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RE-LIED UPON AS HAVING BEEN AUTHORIZED BY USB, THE ISSUERS OR BY THE UNDERWRIT-ERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF USB OR THE ISSUERS SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                                 ------------

                               TABLE OF CONTENTS

                                  PROSPECTUS

                                                                           PAGE
                                                                           ----
Available Information.....................................................   3
Incorporation of Certain Documents by Reference...........................   4
U.S. Bancorp..............................................................   4
The Issuers...............................................................   5
Use of Proceeds...........................................................   6
Ratio of Earnings to Fixed Charges........................................   6
Description of Junior Subordinated Debentures.............................   7
Description of Capital Securities.........................................  18
Book-Entry Issuance.......................................................  29
Description of Guarantees.................................................  31
Relationship Among the Capital Securities, the Corresponding Junior
 Subordinated Debentures and the Guarantees...............................  33
Plan of Distribution......................................................  35
Validity of Securities....................................................  36
Experts...................................................................  36


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                                 USB CAPITAL I
                                USB CAPITAL II
                                USB CAPITAL III
                                USB CAPITAL IV

                              CAPITAL SECURITIES,
                     FULLY AND UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY


                                 U.S. BANCORP

                               ----------------

                                  PROSPECTUS

                               ----------------


                                       , 1998

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

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      SEC registration fee......................................... $      295
      Accountants' fees and expenses...............................     45,000
      Attorneys' fees and expenses.................................    100,000
      Trustee's and Depositary fees and expenses...................    100,000
      Printing and engraving expenses..............................    100,000
      Fees and expenses of trustees................................    100,000
      State qualification fees and expenses........................     35,000
      Rating agencies' fees........................................    450,000
      Miscellaneous................................................     69,705
                                                                    ----------
          Total.................................................... $1,000,000*
                                                                    ==========

--------
   * All fees and expenses other than the SEC registration fee are estimated. The expenses listed above will be paid by the Company.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

  Article Ninth of the Company's Restated Certificate of Incorporation, as amended, provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction for which the directors derived an improper personal benefit.

  The Bylaws of the Company provide that the officers and directors of the Company and certain others shall be indemnified to substantially the same extent permitted by Delaware law.

  The Company maintains a standard policy of officers' and directors' insurance.

  In the Underwriting Agreements, forms of which are filed as Exhibit 1.1 and
1.3 hereto, and in the Distribution Agreement, a form of which is filed as
Exhibit 1.2 hereto, the Underwriters and the Agents, respectively, will agree to indemnify, under certain conditions, the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act of 1933, as amended (the "Act") against certain liabilities.

ITEM 16. LIST OF EXHIBITS


     1.1 Proposed form of Underwriting Agreement with respect to the Debt Securities (incorporated by reference to Exhibit
               1.1 to the Company's Registration Statement on Form S-3
               (File No. 33-58521)).
     1.2 Proposed form of Distribution Agreement with respect to the Debt Securities (incorporated by reference to Exhibit
               1.2 to the Company's Registration Statement on Form S-3
               (File No. 33-58521)).
     1.3 Proposed form of Underwriting Agreement with respect to the Capital Securities (to be filed subsequently by Form
               8-K).
     4.1 Indenture dated as of October 1, 1991 between the Company and Citibank, N.A., as Senior Note Trustee (incorporated by reference to Exhibit 4.1 to the Company's Current Re-port on Form 8-K dated November 12, 1991).


      4.2 Indenture dated as of October 1, 1991 between the Company and Citibank, N.A., as Subordinated Note Trustee, as amended by a First Supplemental Indenture dated as of April 1, 1993 (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated November
               12, 1991 and Exhibit 4.1 to the Company's Current Report on Form 8-K dated April 26, 1993).
      4.3 Junior Subordinated Indenture dated November 15, 1996, be-tween the Company and Wilmington Trust Company, as Deben-ture Trustee (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4 (File No.
               333-16991)).
      4.4      Certificate of Trust of USB Capital II.*
      4.5      Certificate of Trust of USB Capital III.*
      4.6      Certificate of Trust of USB Capital IV.*
      4.7      Certificate of Trust of USB Capital V.*
      4.8      Trust Agreement, with respect to USB Capital II, dated
               January 22, 1998, between the Company, Wilmington Trust
               Company as Property Trustee and Debenture Trustee and the
               Administrative Agents named therein.*
      4.9      Trust Agreement, with respect to USB Capital III, dated
               January 22, 1998, between the Company, Wilmington Trust
               Company as Property Trustee and Debenture Trustee and the
               Administrative Agents named therein.*
      4.10 Trust Agreement, with respect to USB Capital IV dated Jan-uary 22, 1998, between the Company, Wilmington Trust Com-pany as Property Trustee and Debenture Trustee and the Ad-ministrative Agents named therein.*
      4.11 Trust Agreement, with respect to USB Capital V, dated Jan-uary 22, 1998, between the Company, Wilmington Trust Com-pany as Property Trustee and Debenture Trustee and the Ad-ministrative Agents named therein.*
      4.12     Form of Amended and Restated Trust Agreement.**
      4.13     Form of Senior Note (included as part of Exhibit 4.1).
      4.14     Form of Subordinated Note (included as part of Exhibit
               4.2).
      4.15     Form of Capital Security Certificate (included as part of
               Exhibit 4.12).*
      4.16     Form of Junior Subordinated Debenture (included as part of
               Exhibit 4.3).
      4.17     Form of Guarantee Agreement.*
      4.18 Proposed form of Debt Securities Warrant Agreement (incor-porated by reference to Exhibit 4.5 to the Company's Reg-istration Statement on Form S-3 (File No. 33-39303)).
      4.19 Proposed form of Debt Securities Warrant Certificate (in-cluded as part of Exhibit 4.5).
      4.21 Proposed Form of Certificate of Designations (incorporated by reference to Exhibit 4.7 to the Company's Registration
               Statement on Form S-3 (File No. 333-1455)).
      4.28 Proposed form of Deposit Agreement (incorporated by refer-ence to Exhibit 4.8 to the Company's Registration State-ment on Form S-3 (File No. 333-1455)).
      5.1 Opinion and consent of Dorsey & Whitney LLP as to the le-gality of the Debt Securities, Preferred Stock, Depositary
               Shares, Debt Warrants and Guarantees to be issued by the Company.*
      5.2 Opinion of Richards, Layton & Finger, special Delaware counsel, as to the legality of the Capital Securities to be issued by USB Capital II, USB Capital III, USB Capital
               IV and USB Capital V.**
     12.1 Computation of ratio of earnings to fixed charges and to combined fixed charges and preferred stock dividends.**
     23.1      Consent of Ernst & Young LLP.**
     23.2      Consent of Deloitte & Touche LLP.**
     23.3      Consent of Coopers & Lybrand L.L.P.**



     23.4 Consent of Dorsey & Whitney LLP (included as part of Ex-hibit 5.1).*
               Consent of Richards, Layton & Finger (included as part of
     23.5      Exhibit 5.2).**
     24.1 Power of attorney from directors of the Company signing by an attorney-in-fact.*
     25.1 Form T-1 Statement of Eligibility of Citibank, N.A. to act as Senior Trustee and Subordinated Trustee under the Se-nior Indenture and the Subordinated Indenture, respective-ly.**
     25.2 Form T-1 Statement of Eligibility of Wilmington Trust Com-pany to act as Trustee under the Junior Subordinated In-denture.**
     25.3 Form T-1 Statement of Eligibility of Wilmington Trust Com-pany to act as Trustee with respect to the Amended and Re-stated Trust Agreement of USB Capital II.**
     25.4 Form T-1 Statement of Eligibility of Wilmington Trust Com-pany to act as Trustee with respect to the Amended and Re-stated Trust Agreement of USB Capital III.**
     25.5 Form T-1 Statement of Eligibility of Wilmington Trust Com-pany to act as Trustee with respect to the Amended and Re-stated Trust Agreement of USB Capital IV.**
     25.6 Form T-1 Statement of Eligibility of Wilmington Trust Com-pany to act as Trustee with respect to the Amended and Re-stated Trust Agreement of USB Capital V.**
     25.7 Form T-1 Statement of Eligibility of Wilmington Trust Com-pany to act as Trustee under the Guarantee Agreement for the benefit of the holders of Capital Securities of USB
               Capital II.**
     25.8 Form T-1 Statement of Eligibility of Wilmington Trust Com-pany to act as Trustee under the Guarantee Agreement for the benefit of the holders of Capital Securities of USB
               Capital III.**
     25.9 Form T-1 Statement of Eligibility of Wilmington Trust Com-pany to act as Trustee under the Guarantee Agreement for the benefit of the holders of Capital Securities of USB
               Capital IV.**
     25.10 Form T-1 Statement of Eligibility of Wilmington Trust Com-pany to act as Trustee under the Guarantee Agreement for the benefit of the holders of Capital Securities of USB
               Capital V.**

ITEM 17. UNDERTAKINGS

   Each of the undersigned registrants hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  Each of undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MINNEAPOLIS, STATE OF MINNESOTA, ON JANUARY 29, 1998.

                                          U.S. Bancorp

                                                /s/ John F. Grundhofer
                                          By: _________________________________
                                                    John F. Grundhofer
                                              President and Chief Executive
                                                         Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

            SIGNATURE                        TITLE                  DATE

     /s/ John F. Grundhofer        President, Chief           January 21, 1998
_________________________________   Executive Officer and
       John F. Grundhofer           Director (principal
                                    executive officer)

       /s/ Susan E. Lester         Executive Vice President   January 21, 1998
_________________________________   and Chief Financial
         Susan E. Lester            Officer (principal
                                    financial officer)

       /s/ David J. Parrin         Senior Vice President      January 21, 1998
_________________________________   and Controller
         David J. Parrin            (principal accounting
                                    officer)

        Linda L. Ahlers*           Director                   January 21, 1998
_________________________________
         Linda L. Ahlers

        Harry L. Bettis*           Director                   January 21, 1998
_________________________________
         Harry L. Bettis

        Gerry B. Cameron*          Chairman and Director      January 21, 1998
_________________________________
        Gerry B. Cameron

     Carolyn Silva Chambers*       Director                   January 21, 1998
_________________________________
     Carolyn Silva Chambers

     Arthur D. Collins, Jr.*       Director                   January 21, 1998
_________________________________
     Arthur D. Collins, Jr.

            SIGNATURE                        TITLE                  DATE

         Peter H. Coors*           Director                   January 21, 1998
_________________________________
         Peter H. Coors

       Franklin G. Drake*          Director                   January 21, 1998
_________________________________
        Franklin G. Drake

        Robert L. Dryden*          Director                   January 21, 1998
_________________________________
        Robert L. Dryden

                                   Director                   January 21, 1998
_________________________________
          John B. Fery

        Joshua Green III*          Director                   January 21, 1998
_________________________________
        Joshua Green III

         Roger L. Hale*            Director                   January 21, 1998
_________________________________
          Roger L. Hale

       Delbert W. Johnson*         Director                   January 21, 1998
_________________________________
       Delbert W. Johnson

        Norman M. Jones*           Director                   January 21, 1998
_________________________________
         Norman M. Jones

      Richard L. Knowlton*         Director                   January 21, 1998
_________________________________
       Richard L. Knowlton

         Jerry W. Levin*           Director                   January 21, 1998
_________________________________
         Jerry W. Levin

                                   Director                   January 21, 1998
_________________________________
        Kenneth A. Macke

         Allen T. Noble*           Director                   January 21, 1998
_________________________________
         Allen T. Noble

       Edward J. Phillips*         Director                   January 21, 1998
_________________________________
       Edward J. Phillips

        Paul A. Redmond*           Director                   January 21, 1998
_________________________________
         Paul A. Redmond

        S. Walter Richey*          Director                   January 21, 1998
_________________________________
        S. Walter Richey

            SIGNATURE                        TITLE                  DATE


      Richard L. Robinson*         Director                   January 21, 1998
_________________________________
       Richard L. Robinson

       N. Stewart Rogers*          Director                   January 21, 1998
_________________________________
        N. Stewart Rogers

       Richard L. Schall*          Director                   January 21, 1998
_________________________________
        Richard L. Schall

                                   Director                   January 21, 1998
_________________________________
        Walter Scott, Jr.

      Benjamin R. Whiteley*        Director                   January 21, 1998
_________________________________
      Benjamin R. Whiteley

       /s/ David J. Parrin                                    January 21, 1998
*By _____________________________
         David J. Parrin
 Pro se and as Attorney-in-Fact

  Pursuant to the requirements of the Securities Act of 1933, USB Capital II certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and State of Minnesota on January 29, 1998.

                                          USB CAPITAL II

                                          By: U.S. Bancorp, as Depositor

                                          By:      /s/ David J. Parrin
                                             ----------------------------------
                                                     David J. Parrin
                                          Senior Vice President and Controller

  Pursuant to the requirements of the Securities Act of 1933, USB Capital III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and State of Minnesota on January 29, 1998.

                                          USB CAPITAL III

                                          By: U.S. Bancorp, as Depositor

                                          By:      /s/ David J. Parrin
                                             ----------------------------------
                                                     David J. Parrin
                                          Senior Vice President and Controller

  Pursuant to the requirements of the Securities Act of 1933, USB Capital IV certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and State of Minnesota on January 29, 1998.

                                          USB CAPITAL IV

                                          By: U.S. Bancorp, as Depositor

                                          By:      /s/ David J. Parrin
                                             ----------------------------------
                                                     David J. Parrin
                                          Senior Vice President and Controller

  Pursuant to the requirements of the Securities Act of 1933, USB Capital V certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and State of Minnesota on January 29, 1998.

                                          USB CAPITAL V

                                          By: U.S. Bancorp, as Depositor

                                          By:      /s/ David J. Parrin
                                             ----------------------------------
                                                     David J. Parrin
                                          Senior Vice President and Controller

  EXHIBIT
  NUMBER                            DESCRIPTION*
  -------                           ------------                            ---
 1.1       Proposed form of Underwriting Agreement with respect to the
           Debt Securities with respect to the Debt Securities (incorpo-
           rated by reference to Exhibit 1.1 to the Company's Registra-
           tion Statement on Form S-3 (File No. 33-58521)).
 1.2       Proposed form of Distribution Agreement with respect to the
           Debt Securities with respect to the Debt Securities (incorpo-
           rated by reference to Exhibit 1.2 to the Company's Registra-
           tion Statement on Form S-3 (File No. 33-58521)).
 1.3       Proposed form of Underwriting Agreement with respect to the
           Capital Securities (to be filed subsequently by Form 8-K).
 4.1       Indenture dated as of October 1, 1991 between the Company and
           Citibank, N.A., as Senior Note Trustee (incorporated by refer-
           ence to Exhibit 4.1 to the Company's Current Report on Form 8-
           K dated November 12, 1991).
 4.2       Indenture dated as of October 1, 1991 between the Company and
           Citibank, N.A., as Subordinated Note Trustee, as amended by a
           First Supplemental Indenture dated as of April 1, 1993 (incor-
           porated by reference to Exhibit 4.2 to the Company's Current
           Report on Form 8-K dated November 12, 1991 and Exhibit 4.1 to the Company's Current Report on Form 8-K dated April 26,
           1993).
 4.3       Junior Subordinated Indenture dated November 15, 1996, between the Company and Wilmington Trust Company, as Debenture Trustee
           (incorporated by reference to Exhibit 4.1 to the Company's
           Registration Statement on Form S-4 (File No. 333-16991)).
 4.4       Certificate of Trust of USB Capital II.*
 4.5       Certificate of Trust of USB Capital III.*
 4.6       Certificate of Trust of USB Capital IV.*
 4.7       Certificate of Trust of USB Capital V.*
 4.8       Trust Agreement, with respect to USB Capital II, dated January
           22, 1998, between the Company, Wilmington Trust Company as
           Property Trustee and Debenture Trustee and the Administrative
           Agents named therein.*
 4.9       Trust Agreement, with respect to USB Capital III, dated Janu-
           ary 22, 1998, between the Company, Wilmington Trust Company as
           Property Trustee and Debenture Trustee and the Administrative
           Agents named therein.*
 4.10      Trust Agreement, with respect to USB Capital IV dated January
           22, 1998, between the Company, Wilmington Trust Company as
           Property Trustee and Debenture Trustee and the Administrative
           Agents named therein.*
 4.11      Trust Agreement, with respect to USB Capital V, dated January
           22, 1998, between the Company, Wilmington Trust Company as
           Property Trustee and Debenture Trustee and the Administrative
           Agents named therein.*
 4.12      Form of Amended and Restated Trust Agreement.**
 4.13      Form of Senior Note (included as part of Exhibit 4.1).
 4.14      Form of Subordinated Note (included as part of Exhibit 4.2).
 4.15      Form of Capital Security Certificate (included as part of Ex-
           hibit 4.12).*
 4.16      Form of Junior Subordinated Debenture (included as part of Ex-
           hibit 4.3).
 4.17      Form of Guarantee Agreement.*
 4.18      Proposed form of Debt Securities Warrant Agreement (incorpo-
           rated by reference to Exhibit 4.5 to the Company's Registra-
           tion Statement on Form S-3 (File No. 33-39303)).
 4.19      Proposed form of Debt Securities Warrant Certificate (included as part of Exhibit 4.5).
 4.20      Proposed Form of Certificate of Designations (incorporated by reference to Exhibit 4.7 to the Company's Registration State-
           ment on Form S-3 (File No. 333-1455)).

  EXHIBIT
  NUMBER                            DESCRIPTION*
  -------                           ------------                            ---
  4.21     Proposed form of Deposit Agreement (incorporated by reference to Exhibit 4.8 to the Company's Registration Statement on Form
           S-3 (File No. 333-1455)).
  5.1      Opinion and consent of Dorsey & Whitney LLP as to the legality of the Debt Securities, Preferred Stock, Depositary Shares,
           Debt Warrants and Guarantees to be issued by the Company.*
  5.2      Opinion of Richards, Layton & Finger PA, special Delaware
           counsel, as to the legality of the Capital Securities to be issued by USB Capital II, USB Capital III, USB Capital IV and
           USB Capital V.**
 12.1      Computation of ratio of earnings to fixed charges and to com-
           bined fixed charges and preferred stock dividends.**
 23.1      Consent of Ernst & Young LLP.**
 23.2      Consent of Deloitte & Touche LLP.**
 23.3      Consent of Coopers & Lybrand L.L.P.**
 23.4      Consent of Dorsey & Whitney LLP (included as part of Exhibit
           5.1).*
           Consent of Richards, Layton & Finger (included as part of Ex-
 23.5      hibit 5.2).**
 24.1      Power of attorney from directors of the Company signing by an attorney-in-fact.*
 25.1      Form T-1 Statement of Eligibility of Citibank, N.A. to act as
           Senior Trustee and Subordinated Trustee under the Senior In-
           denture and the Subordinated Indenture, respectively.**
 25.2      Form T-1 Statement of Eligibility of Wilmington Trust Company
           to act as Trustee under the Junior Subordinated Indenture.**
 25.3      Form T-1 Statement of Eligibility of Wilmington Trust Company
           to act as Trustee with respect to the Amended and Restated
           Trust Agreement of USB Capital II.**
 25.4      Form T-1 Statement of Eligibility of Wilmington Trust Company
           to act as Trustee with respect to the Amended and Restated
           Trust Agreement of USB Capital III.**
 25.5      Form T-1 Statement of Eligibility of Wilmington Trust Company
           to act as Trustee with respect to the Amended and Restated
           Trust Agreement of USB Capital IV.**
 25.6      Form T-1 Statement of Eligibility of Wilmington Trust Company
           to act as Trustee with respect to the Amended and Restated
           Trust Agreement of USB Capital V.**
 25.7      Form T-1 Statement of Eligibility of Wilmington Trust Company
           to act as Trustee under the Guarantee Agreement for the bene-
           fit of the holders of Capital Securities of USB Capital II.**
 25.8      Form T-1 Statement of Eligibility of Wilmington Trust Company
           to act as Trustee under the Guarantee Agreement for the bene-
           fit of the holders of Capital Securities of USB Capital III.**
 25.9      Form T-1 Statement of Eligibility of Wilmington Trust Company
           to act as Trustee under the Guarantee Agreement for the bene-
           fit of the holders of Capital Securities of USB Capital IV.**
 25.10     Form T-1 Statement of Eligibility of Wilmington Trust Company
           to act as Trustee under the Guarantee Agreement for the bene-
           fit of the holders of Capital Securities of USB Capital V.**

--------
*Filed herewith
**To be filed by amendment.